EXHIBIT 2.1



                           RECAPITALIZATION AGREEMENT


                  This Recapitalization Agreement (this "Agreement"), dated as of October 8, 1997, as amended and restated as of November 25, 1997, is made and entered into by and among J.W. Childs Equity Partners, L.P., a Delaware limited partnership ("Buyer"), Desa Holdings Corporation, a Delaware corporation ("Holdings"), and the undersigned stockholders (collectively, the "Sellers") of Holdings.

                                    RECITALS:

                  WHEREAS, Buyer, Holdings and the Sellers are parties to a Stock Purchase Agreement dated as of October 8, 1997 (the "Stock Purchase Agreement");

                  WHEREAS, Buyer, Holdings and the Sellers have agreed to amend and restate the Stock Purchase Agreement as set forth herein;

                  WHEREAS, the Sellers own all of the issued and outstanding shares of common stock, par value $.01 per share (the "Common Stock"), and nonvoting common stock, par value $.01 per share (the "Nonvoting Common Stock"), of Holdings;

                  WHEREAS, the Sellers desire to sell to Holdings, and Holdings desires to purchase from the Sellers, certain shares of Common Stock and Nonvoting Common Stock owned by the Sellers;

                  WHEREAS, certain of the Sellers desire to retain a certain number of shares of Common Stock and/or Nonvoting Common Stock; and

                  WHEREAS, Holdings desires to issue and sell to Buyer, and Buyer desires to purchase from Holdings, the Newly Issued Shares.

                  NOW, THEREFORE, in consideration of the mutual representations, warranties, covenants and agreements set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                   ARTICLE 1.


                                   DEFINITIONS

                  The capitalized terms used herein will have the following meanings. Unless the context otherwise requires, such capitalized terms will include the singular and plural and the conjunctive and disjunctive forms of the terms defined.

                  "Act" shall have the meaning ascribed to it in Section 5.3 hereof.

                  "Adjusted Working Capital" shall have the meaning ascribed to it in Section 2.5(b)(i) hereof.

                  "Adverse Consequences" means all charges, complaints, actions, suits, proceedings, hearings, investigations, claims, demands, judgments, orders, decrees, stipulations, injunctions, damages, dues, penalties, fines, costs, amounts paid in settlement, Liabilities, obligations, Taxes, Liens, expenses, and fees, including all attorneys' fees and court costs.

                  "Affiliate" of, or a Person "affiliated" with, a specified Person, shall mean a Person that directly, or indirectly through one or more intermediaries, Controls, is Controlled by, or is under common Control with, the Person specified.

                  "Affiliated Group" means any affiliated group within the meaning of Code Section 1504(a) filing consolidated Tax Returns.

                  "Agreement"  shall  mean  this   Recapitalization   Agreement,
together with the exhibits attached hereto, and the Disclosure Schedule.

                  "Alternative Transaction" shall have the meaning ascribed to it in Section 6.4 hereof.

                  "Arbitrator" shall have the meaning ascribed to it in Section 2.6(c) hereof.

                  "Assets" shall mean all assets or properties of every kind, nature, character, and description (whether real, personal, or mixed, whether tangible or intangible, whether absolute, accrued, contingent, fixed, or otherwise, and wherever situated) as now operated, owned, or leased by a specified Person, including without limitation cash, cash equivalents, securities (including capital stock and securities of Affiliates), accounts and notes receivable, real estate, equipment, inventory (including, but not limited to, raw materials, packaging, film, labels, work-in-progress and finished goods), furniture, fixtures, goodwill, intellectual property and going-concern value.

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



                  "Balance  Sheets"  shall have the  meaning  ascribed  to it in
Section 3.5 hereof.

                  "Bridge Commitment Letter" shall mean that certain bridge commitment letter by and between NationsBridge, L.L.C. and Buyer included in Exhibit C attached hereto.

                  "Buyer" shall have the meaning set forth in the first paragraph of this Agreement.

                  "Cap" shall have the meaning set forth in Section 11.2 hereof.

                  "Closing"   shall  mean  the   closing  of  the   transactions
contemplated by this Agreement as provided in Section 2.8 hereof.

                  "Closing Date" shall mean (a) the first business day after the day following the expiration or termination of the applicable waiting period under the HSR Act and the related regulations promulgated thereunder or (b) if the other conditions to closing set forth in Articles 8 and 9 of this Agreement are not satisfied at such time, as promptly as practicable after each of the conditions set forth in Articles 8 and 9 of this Agreement have been either waived or satisfied, but in no event after December 1, 1997, unless otherwise agreed to by Buyer and the Representative.

                  "Closing Date Balance Sheet" shall have the meaning ascribed to it in Section 2.6(a) hereof.

                  "Code" shall mean the Internal Revenue Code of 1986, as amended.

                  "Common Stock" shall have the meaning ascribed to it in the recitals hereof.

                  "Company Benefit Plans" shall mean all material "employee benefit plans" (as defined in Section 3(3) of ERISA) maintained by Holdings or any of its Subsidiaries for the benefit of its employees.

                  "Confidentiality Agreement" shall have the meaning ascribed to it in Section 6.5(b) hereof.

                  "Contract" shall mean any agreement, lease, sublease, license, sublicense, promissory note, evidence of indebtedness, insurance policy, or other contract or commitment (whether written or oral).

                  "Control" shall mean the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract, or otherwise.

                  "Costs" shall have the meaning ascribed to it in Section 2.7(a) hereof.

                  "CPAs" shall have the meaning ascribed to it in Section 2.6(a) hereof.

                  "Current  Board"  shall  have the  meaning  ascribed  to it in
Section 2.8(b)(i) hereof.

                  "Customer  Calls"  shall have the  meaning  ascribed  to it in
Section 6.5 hereof.

                  "Damages" shall have the meaning ascribed to it in Section 2.7(b) hereof.

                  "Designated Price" shall mean that per share price equal to the quotient obtained by dividing (A) the sum of the Estimated Pre-Closing Net Acquisition Purchase Price plus the aggregate exercise price of all Options by
(B) the aggregate number of Shares outstanding on the Closing Date.

                  "Disclosure Schedule" shall mean the disclosure schedule dated the date hereof furnished by the Sellers and Holdings to Buyer and containing all lists, descriptions, exceptions and other information and materials as are required to be included therein pursuant to this Agreement.

                  "Environmental Laws" shall mean any federal, state, local or foreign law, statute, ordinance, rule, regulation, consent, judgment, order or permit applicable to Holdings and its Subsidiaries and pertaining to the environment, natural resources or the licensing of underground storage tanks as presently in effect.

                  "Environmental Permits" shall have the meaning ascribed to it in Section 3.15 hereof.

                  "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended (including without limitation any successor act), and the applicable regulations promulgated thereunder.

                  "Estimated Pre-Closing Net Acquisition Purchase Price" shall have the meaning ascribed to it in Section 2.5(a) hereof.

                  "Estimated Recapitalization Proceeds" shall mean the Estimated Pre-Closing Net Acquisition Purchase Price less the Rollover Amount.

                  "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

                  "FAS 87" means Financial Accounting Standards Board Statement No. 87, as amended from time to time.

                  "Fiduciary" shall have the meaning set forth in Section 3(21) of ERISA.

                  "Financial Statements" shall have the meaning ascribed to it in Section 3.5 hereof.

                  "Financing Commitments" shall have the meaning ascribed to it in Section 5.7 hereof.

                  "Funded Debt" shall have the meaning ascribed to it in Section 2.5(b)(ii) hereof.

                  "GAAP" shall mean generally accepted accounting principles applied on a basis and method consistent with prior periods.

                  "Goldman Sachs" means Goldman, Sachs & Co.

                  "Governmental Entity" shall mean any federal, state, local, municipal, foreign or other governmental or quasi-governmental entity or authority of any nature.

                  "Gross Acquisition Purchase Price" shall mean $325,000,000.

                  "Hazardous Materials" shall mean any substance or material as of the date of this Agreement (a) the presence of which requires investigation, removal or remediation under any Environmental Law, (b) that is defined as a "hazardous waste", "hazardous material" or "hazardous substance" under any Environmental Law including but not limited to the Resource Conservation and Recovery Act of 1976, 42 U.S.C. ss.6091 et. seq., as amended, and the rules and regulations promulgated thereunder and the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. 9601 et. seq., as amended, and the rules and regulations promulgated thereunder ("CERCLA" or "Superfund").

                  "Holdings" shall have the meaning set forth in the first paragraph of this Agreement.

                  "HSR Act" shall mean Section 7A of the Clayton Act (Title II of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended) (including without limitation any successor act), and the rules and regulations promulgated thereunder.

                  "Indemnified  Party" shall have the meaning  ascribed to it in
Section 11.4
hereof.

                  "Indemnifying  Party" shall have the meaning ascribed to it in
Section 11.4 hereof.

                  "Initial  Period"  shall have the  meaning  ascribed  to it in
Section 6.5 hereof.

                  "Intellectual Property" means all (a) patents, patent applications, patent disclosures, and improvements thereto, (b) trademarks, service marks, trade dress, logos, trade names, and corporate names and registrations and applications for registration thereof, (c) copyrights and registrations and applications for registration thereof, (d) mask works and registrations and applications for registration thereof, (e) computer software, data, and documentation, (f) trade secrets and confidential business information (including ideas, formulas, compositions, inventions (whether patentable or unpatentable and whether or not reduced to practice), know-how, manufacturing and production processes and techniques, research and development information, drawings, specifications, designs, plans, proposals, technical data, copyrightable works, financial, marketing, and business data, pricing and cost information, business and marketing plans, and customer and supplier lists and information), (g) other proprietary rights, and (h) copies and tangible embodiments thereof (in whatever form or medium) of Holdings and its Subsidiaries. All references in this Agreement to "Intellectual Property" shall include those items of intellectual property listed or described in Section 3.16 of the Disclosure Schedule.

                  "Interim Balance Sheets" shall have the meaning ascribed to it in Section 3.5 hereof.

                  "IRS" shall mean the United States Internal Revenue Service or any successor agency.

                  "knowledge of Holdings" shall mean the knowledge of the management of Holdings and its Subsidiaries.

                  "Laws" shall mean all laws (including Securities Laws and Environmental Laws), statutes, ordinances, regulations, and other pronouncements having the effect of law of the United States of America, any foreign country, or any domestic or foreign state, province, commonwealth, city, county, municipality, territory, protectorate, possession, court, tribunal, agency, government, department, commission, arbitrator, board, bureau, or instrumentality thereof.

                  "Liabilities" shall mean all debts, obligations, guaranties and other liabilities of a Person (whether absolute, accrued, contingent, fixed, known or unknown or otherwise, or whether due or to become due).

                  "Lien" shall mean any mortgage, pledge, assessment, security interest, lease, sublease, lien, adverse or prior claim, levy, charge, easement, rights of way, covenants, restrictions, rights of first refusal, encroachments, options or encumbrances of any kind, or any defects in title, conditional sale Contract, title retention Contract, or other Contract to give or to refrain from giving any of the foregoing; provided, however, that the term "Liens" shall not include (i) statutory liens for Taxes, assessments and other governmental charges to the extent that the payment thereof is not in arrears or otherwise due, (ii) encumbrances in the nature of zoning restrictions, easements, rights or restrictions of record on the use of real property if the same do not detract from the value of such property or impair its use in the business of Holdings or its Subsidiaries as currently conducted, (iii) statutory or common law liens to secure landlords, lessors or renters under leases or rental agreements confined to the premises rented to the extent that no payment or performance under any such lease or rental agreement is in arrears or is otherwise due, (iv) deposits or pledges made in connection with, or to secure payment of, worker's compensation, unemployment insurance, old age pension programs mandated under applicable law or other social security and (v) statutory or common law liens to secure claims for labor, materials or supplies and other like liens, in favor of carriers, warehousemen, mechanics and materialmen, which secure obligations to the extent that payment thereof is not in arrears or otherwise due.

                  "Litigation"  shall have the meaning ascribed to it in Section
3.9 hereof.

                  "Material Adverse Effect" shall mean any change in or effect on the business, operations, Liabilities, Assets or conditions, financial or otherwise, of a party which, when considered either singly or in the aggregate together with all other adverse changes or effects with respect to which such phrase is used in this Agreement, is materially adverse to such party and its Subsidiaries considered as one enterprise or, when used in reference to the validity or enforceability of this Agreement, the consummation of the transactions contemplated hereby, or a party's ability to perform its obligations hereunder, shall mean a material and adverse effect on such validity, enforceability, consummation, or ability, as the case may be. When used in Section 9.1 or Section 10.4(a) in respect of the failure of any representation or warranty to be true or correct, or the breach thereof, the term "Material Adverse Effect" shall mean that the overall composite of the representations and warranties as to the business, operations, Liabilities, Assets or condition (financial or other) of Holdings and its Subsidiaries, taken as a whole, set forth in this Agreement as supplemented by the Disclosure Schedule, is materially and adversely inaccurate or false as to Holdings and its Subsidiaries taken as a whole.

                  "Multi-employer Plan" means a plan described in Section 4001(a)(3) of ERISA as to which Holdings or any of its Subsidiaries has any obligation or liability (contingent or otherwise).

                  "Net  Acquisition  Purchase  Price"  shall  mean (a) the Gross
Acquisition Purchase Price, minus (b) the Net Debt of Holdings on the Closing Date, minus (c) to the extent not included in current Liabilities of Holdings and its Subsidiaries on a consolidated basis, all unpaid management and consulting fees and expenses and investment banking and financial advisor fees owed to Hicks, Muse, Tate & Furst Incorporated and its Affiliates and all transaction fees and expenses charged to Holdings or its Subsidiaries and incurred or payable by or on behalf of Holdings or the Sellers in connection with the transactions contemplated by this Agreement (other than in connection with Holdings' cooperation and assistance relating to the financing pursuant to the Financing Commitments), including those of Goldman Sachs, all attorneys, accountants, actuaries, consultants, experts or other professionals engaged by or on behalf of Holdings or the Sellers in connection with this Agreement and the transactions contemplated hereby, plus (d) the amount of the Adjusted Working Capital on the Closing Date.

                  "Net Debt" shall have the meaning ascribed to it in Section 2.5(b)(iv) hereof.

                  "New Board" shall have the meaning ascribed to it in Section 2.8(b)(i) hereof.

                  "Newly Issued Common Shares" shall mean that number of shares of Common Stock to be purchased by the Buyer at Closing pursuant to this Agreement.

                  "Newly Issued Shares" shall mean the Newly Issued Common Shares plus the Preferred Stock to be purchased by Buyer at Closing pursuant to this Agreement.

                  "Nonvoting Common Stock" shall have the meaning ascribed to it in the recitals hereof.

                  "Offsetting Tax Benefit" shall have the meaning ascribed to it in Section 11.5 hereof.

                  "Operating Subsidiary" shall mean Desa International, Inc., a Delaware corporation and wholly-owned Subsidiary of Holdings.

                  "Options" shall have the meaning ascribed to it in Section 9.5 hereof.

                  "Order" shall mean any writ, judgment, decree, injunction or similar order.

                  "PBGC" shall mean the Pension Benefit Guaranty Corporation or its successor.

                  "Permits"  shall  mean  licenses,   franchises,   permits  and
authorizations.

                  "Person" shall mean any natural person, corporation, general partnership, limited partnership, proprietorship, trust, union, association, court, tribunal, agency, government, department, commission, self-regulatory organization, arbitrator, board, bureau, instrumentality, or other entity, enterprise, authority, or business organization.

                  "Plan" shall have the meaning ascribed to it in Section 9.5 hereof.

                  "Post-Closing Estimated Net Acquisition Purchase Price" shall have the meaning ascribed to it Section 2.6(a) hereof.

                  "Post-Closing Statement" shall have the meaning ascribed to it in Section 2.6(a) hereof.

                  "Pre-Closing Statement" shall have the meaning ascribed to it in Section 2.5(a).

                  "Preferred   Stock"  shall  mean  a  newly  issued  series  of
preferred stock of Holdings having substantially the terms set forth on Exhibit B hereof.

                  "Prohibited   Transaction"   means  a  non-exempt   prohibited
transaction as described in Section 406 of ERISA or Section 4975 of the Code.

                  "Purchased Shares" shall mean an aggregate number of Shares equal to the Shares less the Retained Shares. As to any Seller, such Seller's Purchased Shares shall be equal to the number of Shares listed opposite such Seller's name in the "Shares Purchased by Holdings" column set forth on Exhibit A hereto.

                  "Recapitalization Proceeds" shall mean an aggregate amount equal to the Net Acquisition Purchase Price less the Rollover Amount.

                  "Related Transactions" shall mean (i) the purchase of the Shares, issuance of the Newly Issued Shares and other actions contemplated by this Agreement, (ii) the issuance of the Preferred Stock and (iii) the consummation of the transactions, including borrowings thereunder, contemplated by the Financing Commitments.

                  "Reportable Event" means an event described in Section 4043(c) of ERISA for which the 30-day notice has not been waived by applicable regulation.

                  "Representative"  shall  have the  meaning  ascribed  to it in
Section 2.7(a) hereof.

                  "Reserve" shall have the meaning ascribed to it in Section 2.7(a) hereof.

                  "Retained Shares" shall mean the Shares less the Purchased Shares. As to any Seller, such Seller's Retained Shares shall be equal to the number of Shares listed opposite such Seller's name in the "Shares Retained by Seller" column set forth on Exhibit A hereto.

                  "Required  Exercise"  shall  have  the  meaning  set  forth in
Section 8.8 hereof.

                  "Rollover Amount" shall mean $8.585 million; provided, however, that if and to the extent the aggregate purchase price designated by Buyer for shares of Common Stock pursuant to Section 2.4 is less than $73.8 million, the $8.585 million amount specified hereinabove shall be reduced pro rata in proportion to the reduction in Buyer's designated shares of Common Stock below $73.8 million in value.

                  "Review  Period"  shall  have the  meaning  ascribed  to it in
Section 2.6(b) hereof.

                  "Securities Laws" shall mean the Act, the Exchange Act, the Investment Company Act of 1940, as amended, the Investment Advisers Act of 1940, as amended, and the rules and regulations promulgated thereunder, and any similar state Laws.

                  "Sellers" shall have the meaning set forth in the first paragraph of this Agreement.

                  "Shares" shall mean (i) the total issued and outstanding shares of Common Stock and Nonvoting Common Stock plus (ii) that number of shares of Common Stock that would be issued assuming the exercise of all outstanding Options, as determined on the Closing Date.

                  "Stockholders Agreement" shall mean that certain Stockholders Agreement, to be dated as of the Closing Date, among Buyer, Holdings and the Sellers, in substantially the form of Exhibit G hereto.

                  "Subsidiaries" shall mean each Person of which Holdings, Buyer or another Person, as indicated, directly or indirectly owns shares of capital stock or other ownership interests having in the aggregate 50% or more of the total combined voting power of the issued and outstanding shares of capital stock or other ownership interests entitled to vote generally in the election of directors or other governing body of such Person and shall include Patco L.P.
as to Holdings only.

                  "Tax" means any income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, windfall profits, environmental, customs duties, capital stock, franchise, profits, withholding, social security, unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever imposed by the United States of America, any state, local or foreign government, or any subdivision, agency, or other similar Person of the United States or any such government, including any interest, penalty, or addition thereto, whether disputed or not.

                  "Tax  Benefits"  shall  have  the  meaning  ascribed  to it in
Section 11.5 hereof.

                  "Tax Return" means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

                  "Threshold"  shall have the meaning  ascribed to it in Section
11.2 hereof.

                  Unless the context of this Agreement otherwise requires, (a) words of any gender are deemed to include each other gender; (b) words using the singular or plural number also include the plural or singular number, respectively; (c) the terms "hereof," "herein," "hereby," "hereto," and derivative or similar words refer to this entire Agreement; (d) the terms "ARTICLE" or "Section" refer to the specified ARTICLE or Section of this Agreement; (e) the term "or" means "and/or"; (f) the term "party" means, on the one hand, Buyer, and on the other hand, the Sellers and Holdings; and (g) all references to "dollars" or "$" refer to currency of the United States of America.


                                   ARTICLE 2.


           HOLDINGS PURCHASE, SALE OF NEWLY ISSUED SHARES AND CLOSING

                  Section 2.1 Holdings Purchase. Subject to the terms and conditions, and in reliance upon the representations, warranties and covenants, set forth in this Agreement, the Sellers agree to sell the Purchased Shares to Holdings at the Closing and Holdings agrees to purchase the Purchased Shares from the Sellers at the Closing.

                  Section 2.2 Purchase and Sale of Newly Issued Shares. Subject to the terms and conditions, and in reliance upon the representations, warranties and covenants, set forth in this Agreement, Holdings agrees to sell the Newly Issued Shares to Buyer at the Closing and Buyer agrees to purchase the Newly Issued Shares from Holdings at the Closing.

                  Section 2.3 Purchase Price for Shares. Subject to the post-closing adjustment to be made pursuant to Section 2.6, the purchase price for each Purchased Share shall be equal to the Designated Price. Subject to the post-closing adjustment to be made pursuant to Section 2.6, the aggregate amount payable for the Purchased Shares shall be equal to the amount of the Estimated Recapitalization Proceeds.

                  Section 2.4 Purchase Price for Newly Issued Shares. The aggregate purchase price for the Newly Issued Shares shall be $91.6 million. The purchase price for each share of Common Stock purchased pursuant to this Section
2.4 shall be equal to the Designated Price. The purchase price for each share of Preferred Stock purchased by Buyer pursuant to this Section 2.4 shall be designated by Buyer in writing to Holdings not later than seven days prior to the Closing Date, but in no event shall such per share purchase price be less than the par value of such share. Not later than seven days prior to the Closing Date, Buyer shall provide a written notice to Holdings designating the number of shares of Common Stock and the number of shares of Preferred Stock that Buyer wishes to purchase pursuant hereto; provided, that in no event shall Buyer designate a number of shares of Common Stock that would equal less than $61.6 million in aggregate purchase price or an aggregate number of Newly Issued Shares that would result in a purchase price of less than $91.6 million. Buyer shall have the right to assign its right to purchase Newly Issued Shares (but not its obligation to do so) to a third party or parties.

                  Section 2.5       Pre-Closing Statement.

                  a. Not later than seven days prior to the Closing, Holdings shall deliver to Buyer a statement (the "Pre-Closing Statement") which shall set forth Holdings' good faith estimate of the Net Acquisition Purchase Price as of the Closing Date (the "Estimated Pre-Closing Net Acquisition Purchase Price"). The Pre-Closing Statement shall have been prepared in accordance with GAAP, without regard to any adjustment in respect of or relating to the transactions contemplated hereby.

                  b.       As used herein,

                                    i.  "Adjusted  Working  Capital"  shall mean
current Assets (excluding cash and cash equivalents) minus current Liabilities of Holdings (excluding accrued interest and Funded Debt, to the extent reflected in current Liabilities) minus $29.686 million. Current Assets and current Liabilities shall be determined for all purposes in accordance with GAAP. To the extent the Adjusted Working Capital is a negative number, such amount shall be deducted from the Gross Acquisition Purchase Price in calculating the Net Acquisition Purchase Price.

                                    ii. "Funded Debt" shall mean indebtedness of
Holdings for borrowed money (including accrued interest thereon and any prepayment penalties assessed thereon) as reflected in existing instruments, plus amounts reflected in capital leases to the extent that such amounts would be required to be shown as indebtedness on a consolidated balance sheet of Holdings prepared in accordance with GAAP.

                                    iii.  "Holdings",  for  purposes of Sections
2.3, 2.5 and 2.6 hereof, shall mean Holdings and its Subsidiaries on a consolidated basis.
                                    iv. "Net Debt" shall mean an amount equal to
Funded Debt minus cash and cash equivalents.

                  Section 2.6       Post-Closing Adjustment.

                  (a) Commencing promptly after the Closing, Buyer, at Buyer's expense, shall cause Holdings to prepare and deliver to the Representative within 30 days following the Closing Date a statement (the "Post-Closing Statement") setting forth Buyer's calculation of the Net Acquisition Purchase Price as of the Closing Date (the "Post-Closing Estimated Net Acquisition Purchase Price") derived from the consolidated balance sheet of Holdings prepared as of the Closing Date and immediately prior to Closing, without regard to any adjustments thereto in respect of or relating to the transactions contemplated hereby or simultaneous or subsequent action by Buyer or Holdings (the "Closing Date Balance Sheet"). The Post-Closing Statement shall be prepared by Ernst & Young LLP ("CPAs"), the accounting firm regularly engaged by Holdings. The Post-Closing Statement shall include the Closing Date Balance Sheet and be supported by reasonable detail to permit the Representative to determine the derivation of the Post-Closing Estimated Net Acquisition Purchase Price.

                  (b) The Representative and its professionals shall consult with the CPAs during the preparation of the Post-Closing Statement and shall have the opportunity to review the Post-Closing Statement in detail upon completion. In connection with such review, such persons shall have full access to work papers and personnel to be able to determine the manner in which any item reflected on the Post-Closing Statement was determined and the accuracy of any such determination. Buyer shall provide, and shall cause Holdings to provide, the Representative and its professionals full access at all reasonable times to Holdings' books, records, premises and facilities and other materials, and shall furnish the Representative and its professionals with such information and assistance as any of them shall request to assist them in their review of the Post-Closing Statement in accordance with this Section 2.6. Within 30 days after delivery of the Post-Closing Statement (the "Review Period"), the Representative shall deliver a written notice setting forth a description of all of its objections, if any, to the Post-Closing Statement.

                  (c) Buyer and the Representative shall attempt to resolve all of the Representative's objections within 15 days of delivery by the Representative of its notice of objections. If any objections remain unresolved after the end of such 15-day period, Buyer and the Representative shall retain the New York office of Deloitte & Touche LLP (the "Arbitrator") to resolve all disputes relating to the Closing Date Balance Sheet and the Post-Closing Statement. Buyer and the Representative shall each pay one-half of the Arbitrator's fees and expenses. The Arbitrator shall give full consideration to all materials and positions presented by the Representative and Buyer and shall make a final resolution of all disputes within 10 business days after being retained by Buyer and the Representative.

                  (d) Within 10 days after the resolution of all disputes arising out of the review of the Post-Closing Statement in accordance with
Section 2.6(c), or, if the Representative shall not have delivered the notice setting forth its objections pursuant to Section 2.6(b), then within 10 days after the Representative has indicated in writing its agreement with the Post-Closing Statement or, if no notice of objections has been delivered by the Buyer, within 10 days after the end of the Review Period, whichever is earlier,

                                    (i) (A)  there  shall  be  added  to the Net
Acquisition Purchase Price the amount, if any, by which the Adjusted Working Capital derived from the Post-Closing Statement is more than the Adjusted Working Capital derived from the Pre-Closing Statement; or (B) there shall be subtracted from the Net Acquisition Purchase Price the amount, if any, by which the Adjusted Working Capital derived from the

Post-Closing Statement is less than the Adjusted Working Capital derived from the Pre-Closing Statement; and

                                    (ii)  the  Net  Acquisition  Purchase  Price
shall be recomputed to reflect the adjustments set forth above in accordance with the definition thereof.

                  (e) Following the recomputation, if any, to be made pursuant to Section 2.6(d)(ii),

                                    (i)  Buyer   shall   promptly   pay  to  the
Representative (on behalf of the Sellers) by wire transfer to an account designated by the Representative any increase in the Net Acquisition Purchase Price in excess of the Estimated Pre-Closing Net Acquisition Purchase Price paid at the Closing; or

                                    (ii) the  Representative  (on  behalf of the
Sellers) shall promptly pay to Holdings by wire transfer to an account designated by Holdings any decrease in the Net Acquisition Purchase Price below the Estimated Pre-Closing Net Acquisition Purchase Price paid at the Closing.

                  Section 2.7 Designation of Representative; Indemnification of Representative.

                  (a) Each Seller hereby  designates  Hicks,  Muse, Tate & Furst
Incorporated   and  Robert  H.  Elman,   jointly   and  acting  in  unison,   as
representative (the "Representative") to act on behalf of the Sellers as contemplated or provided herein. Buyer shall be entitled to rely upon instructions from the Representative (signed by both parties comprising the Representative) with respect to (i) the payment of the Estimated Recapitalization Proceeds as provided for in Section 2.8(b) hereof, (ii) any payment of an increase in the Net Acquisition Purchase Price in excess of the Estimated Pre-Closing Net Acquisition Purchase Price as provided for in Section 2.6(e)(i) hereof, (iii) the payment of any Costs on behalf of the Sellers and
(iv) the allocation among Sellers of the Recapitalization Proceeds in accordance with the terms hereof. Each Seller hereby appoints the Representative as its agent for purposes of clauses (i) through (iv) of the preceding sentence, including the receipt of any payments due from Buyer to the Sellers hereunder or related hereto. Each Seller hereby agrees that, prior to distribution of the Recapitalization Proceeds by the Representative, the Representative is hereby instructed to pay all amounts, if any, owed to Holdings in respect of any decrease in the Net Acquisition Purchase Price as provided for in Section 2.6(e)(ii) hereof. In addition, the Representative is hereby instructed to pay all costs, fees, expenses and Liabilities of the Sellers hereunder, which amount shall include any professional fees and expenses which Representative reasonably determines to be necessary or advisable ("Costs"), and, if in the reasonable judgment of the Representative a reserve for future Costs is necessary or appropriate, to establish an appropriate reserve for such Costs and place an amount in cash equal to any such reserve(s) in an interest-bearing account for the benefit of the Sellers to meet future Costs (the "Reserve"). Following payment of such sums, the Representative is hereby instructed to deliver to each Seller his or its share of the remaining Recapitalization Proceeds pro rata as his or her interests may appear in accordance with Exhibit A attached hereto. Each Seller who is an Option holder acknowledges and agrees that any distribution to such Seller of his or its portion of the Recapitalization Proceeds set forth on Exhibit A shall be net of the exercise price of each of such Seller's Options, and applicable federal and state withholding taxes. At such time as the Representative has determined in its reasonable discretion that there is no longer any need for the Reserve, the Representative shall distribute any amounts remaining in the Reserve to the Sellers, pro rata in accordance with Exhibit A, net, to the extent applicable, of the amount of any Option exercise price, and applicable federal and state withholding taxes.

                  (b) To the fullest extent permitted by law, the Sellers, pro rata in proportion to the number of Purchased Shares sold by each Seller, shall indemnify and hold harmless the Representative and its affiliates and each of their respective directors, officers, partners, employees, agents and representatives from and against any and all losses, damages and expenses (including, without limitation, reasonable attorneys' fees and expenses), amounts paid in settlement, court costs and other expenses of litigation (collectively, "Damages") to the extent relating to, resulting from or arising out of any act or omission of the Representative acting in such capacity under this Agreement and any instrument or other document delivered pursuant to this Agreement. Each Seller hereby expressly agrees that any such Damages incurred by the Representative may be withheld from the Recapitalization Proceeds prior to the distribution to the Sellers thereof.

                  (c) By execution of this Agreement, each Seller hereby appoints the Representative its attorney-in-fact to act on such Seller's behalf and to take such actions and exercise such discretion as is required of the Representative pursuant to the terms of this Agreement (and any such actions shall be binding on each of the Sellers and the holders of Options) including without limitation the following:

                           (i) to  receive,  hold and deliver to the Company the
share certificates representing the Common Stock and Nonvoting Common Stock and any other documents relating thereto;

                           (ii) to  execute,  acknowledge,  deliver,  record and
file  all  ancillary   agreements,   certificates   and   documents   which  the
Representative deems necessary or appropriate in connection with the consummation of the transactions contemplated by the terms and provisions of this Agreement including without limitation any amendments to this Agreement which change the economics of this Agreement or otherwise;

                           (iii)  to  receive  any   payments   due  under  this
Agreement and acknowledge receipt for such payments;

                           (iv) to  waive  any  breach  or  default  under  this
Agreement, or to waive any condition precedent to the Closing;

                           (v) to terminate this Agreement; and

                           (vi) to receive service of process in connection with
any claims under this Agreement.

                  Section 2.8       Closing.

                  (a) The closing of the transactions contemplated hereby (the "Closing") will take place at the offices of Weil, Gotshal & Manges LLP, 767 Fifth Avenue, New York, New York at 10:00 a.m., local time, on the Closing Date.

                  (b) The closings of each of the Related Transactions will be deemed to have occurred substantially simultaneously subject to all the terms and conditions of this Agreement, but in the sequence set forth below:

                           (i) The board of directors of Holdings as of the date
hereof (the "Current Board") will appoint a new board of directors as designated by Buyer (the "New Board"), to be effective immediately upon the resignation of each of the members of the Current Board.

                           (ii) Each of the  members of the  Current  Board will
resign from the board of directors of Holdings.

                           (iii)  Each  of the  members  of the New  Board  will
accept his appointment by the Current Board and (x) ratify all actions taken by the Current Board in connection with or related to the consummation of the transactions contemplated by this Agreement; and (y) approve the issuance by Holdings of the Preferred Stock and the issuance by Holdings and its Subsidiaries of the indebtedness contemplated by the Financing Commitments.

                           (iv) Buyer will (x) pay to Holdings  an amount  equal
to $91.6 million by wire transfer of immediately available funds to such account or accounts as Holdings specifies to Buyer in writing at least one business day before the Closing Date; and (y) deliver to Holdings such documents and instruments required to be delivered to Holdings under the terms of the agreements relating to issuance of the Newly Issued Shares.

                           (v) Holdings will deliver to Buyer a  certificate  or
certificates representing the Newly Issued Shares.

                           (vi)  Buyer  will (x) pay or cause  to be  loaned  to
Holdings and/or its Subsidiaries an amount equal to the Estimated Recapitalization Proceeds less $91.6 million by wire transfer of immediately available funds to such account or accounts as Holdings specifies to Buyer in writing at least one business day before the Closing Date; and (y) deliver to Holdings such documents and instruments required to be delivered to Holdings under the terms of this Agreement. Buyer will, to the extent necessary, cause the Operating Subsidiary to advance or otherwise distribute to Holdings sufficient funds to pay the Representative the Estimated Recapitalization Proceeds.

                           (vii) Holdings or the Operating  Subsidiary  will (x)
pay to the Representative, by wire transfer of immediately available funds to such account as the Representative may specify to Holdings in writing at least one business day before the Closing Date, an amount equal to the Estimated Recapitalization Proceeds for subsequent distribution to the Sellers in accordance with Section 2.7 hereof; and (y) deliver to the Representative, on behalf of the Sellers, such documents and instruments as are required to be delivered by Holdings under the terms of this Agreement. As to any Seller who is required to participate in the Required Exercise, such exercise price per Option shall be deemed to have been made from the portion of the Estimated Recapitalization Proceeds otherwise due to such Seller together with such Seller's labor on behalf of Holdings and the Subsidiaries during such Seller's employment.

                           (viii)  Each Seller  will  deliver to Holdings  (x) a
certificate or certificates representing all the Seller's Purchased Shares, accompanied by a stock power duly endorsed in blank; and (y) such other documents and instruments as are required to be delivered by such Seller under the terms of this Agreement.


                                   ARTICLE 3.


                   REPRESENTATIONS AND WARRANTIES OF HOLDINGS

                  Holdings represents and warrants to Buyer that:

                  Section 3.1 Organization and Good Standing. Each of Holdings and its respective Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of its respective jurisdiction of incorporation, and is duly qualified in all foreign jurisdictions in which it is required to so qualify, except for where such failures to be so qualified, individually or in the aggregate, would not have a Material Adverse Effect. Each of Holdings and its respective Subsidiaries has all requisite power and authority to own, lease and operate its properties and to carry on its business as it is currently being conducted by it. True and correct copies of the certificate of incorporation and bylaws of Holdings and its respective Subsidiaries have been made available to Buyer. This Agreement has been duly and validly authorized, executed and delivered by Holdings and, assuming this Agreement constitutes a valid and binding obligation of Buyer and each of the Sellers, is the valid and binding obligation of Holdings enforceable against Holdings in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent transfer or conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

                  Section 3.2 Authorization and Validity. Holdings has all requisite corporate power and authority to enter into this Agreement and to perform its obligations hereunder and to consummate the transactions contemplated hereby.

                  Section 3.3 Capitalization of Holdings. The authorized capitalization of Holdings consists of 30,000,000 shares of Common Stock, 2,000,000 shares of Nonvoting Common Stock, and 2,000,000 shares of preferred stock. As of the date hereof, 23,568,876 shares of Common Stock, 1,781,557 shares of Nonvoting Common Stock, and no shares of preferred stock are issued and outstanding, and such issued and outstanding shares are validly issued, fully paid and nonassessable, and have not been issued in violation of any preemptive rights of stockholders. The Newly Issued Shares, upon issuance as contemplated by this Agreement and payment of the purchase price therefor, will be validly issued, fully paid and nonassessable and will not have been issued in violation of any preemptive rights of stockholders. Except as set forth in
Section 3.3 of the Disclosure Schedule, there are no outstanding options, warrants, calls, conversion rights, commitments, preemptive or other rights obligating Holdings to issue or sell any shares of Common Stock.

                  Section 3.4  Subsidiaries and Equity Investments.

                  a. Section 3.4 of the Disclosure Schedule sets forth (i) the name of each Subsidiary of Holdings; and (ii) (A) the jurisdiction of incorporation or organization and (B) the capitalization thereof and the percentage of each class of voting stock or other ownership interest owned by Holdings or by any of its Subsidiaries on the date hereof.

                  b. All of the outstanding shares of capital stock of each Subsidiary that is a corporation have been duly authorized and validly issued, are fully paid and nonassessable, have not been issued in violation of any preemptive rights, and (except as specified in Section 3.4 of the Disclosure Schedule) are owned of record and beneficially, directly or indirectly, by Holdings, free and clear of any Liens, claims, charges, security interests or other legal or equitable encumbrances, limitations or restrictions.

                  c. There are no options, warrants, calls, subscriptions, conversion or other rights obligating any of the Subsidiaries to issue any additional shares of capital stock of such

Subsidiary or any other securities convertible into, exchangeable for or evidencing the right to subscribe for any shares of such capital stock.

                  Section 3.5 Financial Statements. Holdings has delivered to Buyer (i) copies of the audited consolidated balance sheets of Holdings and its Subsidiaries as of March 2, 1996 and March 1, 1997 (the "Balance Sheets"), together with the related audited consolidated statements of income, stockholders' equity and changes in cash flow for the fiscal year ended on such dates, and the notes thereto and (ii) copies of the unaudited consolidated balance sheets of Holdings and its Subsidiaries dated August 30, 1997 (the "Interim Balance Sheets"), together with the related unaudited consolidated statements of income, stockholders' equity and changes in cash flow for the six-month period ended on such date, certified by the chief executive officer and the chief accounting officer of Holdings (such audited and unaudited interim financial statements being hereinafter referred to as the "Financial Statements"). The Financial Statements, including the notes thereto, (a) were prepared in accordance with GAAP throughout the periods covered thereby, except as otherwise noted thereon or disclosed in Section 3.5 of the Disclosure Schedule, and (b) present fairly in all material respects the consolidated financial position, results of operations and changes in cash flow of Holdings as of such dates and for the periods then ended (subject, in the case of the unaudited interim Financial Statements, to the absence of footnotes and normal year-end audit adjustments consistent with prior periods that would not be material, individually or in the aggregate). Except as disclosed in Section 3.5 of the Disclosure Schedule or specifically reflected in the Interim Balance Sheets, there are no Liabilities against, relating to, or affecting Holdings or its Subsidiaries that are required by GAAP to be reflected on a balance sheet.

                  Section 3.6 Absence of Changes. Since August 30, 1997, there has not been, occurred, or arisen any change in, or any event, condition, or state of facts of any character in respect of Holdings and its Subsidiaries, except (i) as disclosed in Section 3.6 of the Disclosure Schedule or (ii) for such changes, events, conditions or state of facts that would not have a Material Adverse Effect. Except as disclosed in Section 3.6 of the Disclosure Schedule or as contemplated by the Related Transactions, since August 30, 1997, Holdings and its Subsidiaries have operated only in the ordinary and usual course of business, and (without limiting the generality of the foregoing) there has not been, occurred, or arisen:

                  a. any declaration, setting aside, or payment of any dividend or other distribution in respect of the capital stock of Holdings and its Subsidiaries or any direct or indirect redemption (other than the purchases contemplated by this Agreement), purchase, or other acquisition by Holdings and its Subsidiaries of any such stock;

                  b. any increase in the base compensation of any officer, director or employee of Holdings or any of its Subsidiaries other than increases that were made in the ordinary and usual course of business;

                  c. any issuance, sale, or disposition by Holdings and the Subsidiaries of any of their respective shares of capital stock (other than pursuant to the exercise of options outstanding on the date hereof and pursuant to the transactions contemplated by this Agreement) or any grant of options, warrants or preemptive or other rights to acquire (including upon conversion or exercise) any of its capital stock;

                  d. any material Lien created on any of the Assets of Holdings or the Subsidiaries, other than those created in the ordinary and usual course of business;

                  e. any Liability involving the borrowing of money or the incurrence of any deferred purchase price obligation (other than trade credit incurred by the Subsidiaries in the ordinary and usual course of business, capital lease obligations and borrowings by the Operating Subsidiary under its revolving credit facility made in the ordinary and usual course of business by Holdings or the Subsidiaries);

                  f. any payment, prepayment, discharge, or satisfaction by Holdings or its Subsidiaries of any material Lien or Liability other than Liens or Liabilities that were paid, discharged, or satisfied in the ordinary and usual course of business;

                  g. any cancellation of any Liability owed to Holdings or its Subsidiaries by any other Person except substantially in accordance with prior practice;

                  h. any sale, transfer, or conveyance of any material Assets of Holdings or its Subsidiaries other than for fair market value in the ordinary and usual course of business;

                  i. any transaction or arrangement under which Holdings or any of its Subsidiaries paid, lent, or advanced any amount to or in respect of, or sold, transferred, or leased any of its Assets or any services to, (i) any Seller, (ii) any officer or director of Holdings or its Subsidiaries, (iii) any Affiliate of Holdings or of its Subsidiaries, or of any such officer or director, or (iv) any business or other Person in which any Seller, Holdings, its Subsidiaries, any such officer or director, or any such Affiliate has any material interest, except for (a) payments of salaries and wages to officers or directors of Holdings and its Subsidiaries in the ordinary and usual course of business, (b) advances made to, or reimbursements of, officers or directors of Holdings and its Subsidiaries for travel and other business expenses in reasonable amounts in the ordinary and usual course of business, (c) payments of management and consulting fees to Hicks, Muse, Tate & Furst Incorporated or any of its Affiliates pursuant to a monitoring and oversight agreement and a financial advisory agreement between the parties and (d) transactions made pursuant to an arm's length agreement on terms no more favorable than would be afforded to third parties;

                  j. any commitments or agreements for capital expenditures except in the ordinary and usual course of its business or consistent with its annual budget;

                  k. any amendment or termination (other than in accordance with its terms) made or suffered to any Contract involving more than $500,000 to which it is a party or by which it is bound (other than Contracts involving sales to customers and trade credit incurred by the Subsidiaries in the ordinary and usual course of business, and capital lease obligations and borrowings by the Operating Subsidiary under its revolving credit facility made in the ordinary and usual course of business by Holdings or the Subsidiaries);

                  l. any Contract involving more than $500,000 (other than sales to customers or purchase from suppliers in the ordinary and usual course of business);

                  m. any capital investment in, loan to or acquisition of the securities or Assets of any other Person involving more than $500,000;

                  n. any charitable or other capital contribution other than in the ordinary and usual course of business;

                  o. any change made or authorized in any of their respective certificates of incorporation or bylaws;

                  p. as of the date hereof, any damage, destruction or loss (whether or not covered by insurance) to its property in excess of $100,000 in any case or $500,000 in the aggregate;

                  q. any termination that is not seasonal in nature of a relationship with one of the customers of Holdings or its Subsidiaries listed in
Section 3.6(q) of the Disclosure Schedule; or

                  r. any commitment to do any of the foregoing except as contemplated by this Agreement or the agreements in respect of the Related Transactions

                  Section 3.7 Tax Matters. Except as set forth in Section 3.7 of the Disclosure Schedule:

                  a. Each of Holdings and its Subsidiaries has filed all material Tax Returns that it was required to file. All such Tax Returns were correct and complete in all material respects. All material Taxes which are due and owing with respect to each of Holdings and its Subsidiaries (whether or not shown on any Tax Return) have been paid. None of Holdings and its Subsidiaries currently is the beneficiary of any extension of time within which to file any material Tax Return. No claim has been made within the last three years by any taxing authority in any jurisdiction where any of Holdings and its Subsidiaries does not file Tax Returns that it is or may be subject to material Taxes imposed by that jurisdiction. There are no Liens on any of the Assets of any of Holdings and its Subsidiaries that arose in connection with any failure to pay any material Taxes on or before the due date thereof without penalty, except to the extent such Taxes are being disputed in good faith through proper proceedings.

                  b. Each of Holdings and its Subsidiaries has withheld and paid all material Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, creditor or independent contractor or other third party.

                  c. There is no currently pending audit or proceeding with respect to Taxes in which any claim for material unpaid Taxes due from any of Holdings and its Subsidiaries has been made in writing by any taxing authority, and to the knowledge of Holdings and its Subsidiaries, no such claim for material unpaid Taxes has been threatened. Section 3.7 of the Disclosure Schedule lists all federal and all material state, local and foreign income Tax Returns filed with respect to any of Holdings and its Subsidiaries for the taxable periods ended on or after December 31, 1993, indicates which of those Tax Returns have been audited by a taxing authority, and indicates which of those Tax Returns are currently the subject of an audit by a taxing authority. Holdings has made available to Buyer or its representatives correct and complete copies of all federal income Tax Returns of Holdings and its Subsidiaries with respect to taxable periods ending on or after December 31, 1993, (ii) examination reports with respect to federal income Taxes issued since December 31, 1993, and (iii) statements of material federal income Tax deficiencies assessed against or agreed to by any of Holdings and its Subsidiaries since December 31, 1993.

                  d. None of Holdings and its Subsidiaries has waived or extended any statute of limitations in respect of the assessment or collection of material Taxes.

                  e. The Interim Balance Sheets contain adequate accruals or reserves for all material unpaid Taxes of Holdings and its Subsidiaries with respect to current and prior taxable periods, determined as of the date thereof and in accordance with GAAP.

                  f. None of Holdings and its Subsidiaries has filed a currently effective consent under Code Section 341(f)(2) concerning collapsible corporations. None of Holdings and its Subsidiaries is obligated to make any payments or is a party to any agreement that could obligate it to make any payments in connection with the transactions herein contemplated that will not be deductible under Code Section 280G. None of the Sellers is a foreign person within the meaning of Code Section 1445. None of Holdings and its Subsidiaries is a party to any Tax allocation or Tax sharing agreement. Since January 1, 1994, none of Holdings and its Subsidiaries has been a member of an Affiliated Group other than a group the common parent of which is Holdings.

                  g. None of Holdings or any Subsidiary is bound by any currently effective private ruling issued by a taxing authority or any currently effective closing agreement or other similar settlement agreement with any taxing authority which has a continuing effect with respect to material Taxes.

                  h. None of Holdings or any of its Subsidiaries is subject to any adjustment under Code Section 481(a) as a result of its agreement to any change in accounting method, and there is no application pending with any taxing authority requesting permission for any change in any accounting method of Holdings or any Subsidiary.

                  i. Immediately following the Closing Date, neither Holdings nor any of its Subsidiaries will have any material amount of income or gain that has been deferred under Treasury Regulation Section 1.1502-13, or any material excess loss account in a Subsidiary corporation under Treasury Regulation
Section 1.1502-19.

                  Section 3.8 Employee Benefits. Section 3.8 of the Disclosure Schedule lists all Company Benefit Plans that any of Holdings and its Subsidiaries maintains or to which any of Holdings and its Subsidiaries contributes for the benefit of any current or former employee of any of Holdings and its Subsidiaries.

                  a. Each Company Benefit Plan (and each related trust) complies in form and in operation in all material respects with the applicable requirements of ERISA and the Code.

                  b. All required reports and descriptions (including Form 5500 Annual Reports, Summary Annual Reports, PBGC-1's, and Summary Plan Descriptions) have been filed or distributed appropriately with respect to each Company Benefit Plan. The requirements of Part 6 of Subtitle B of Title I of ERISA and of Code Section 162(i) have been met with respect to each Company Benefit Plan.

                  c. All contributions (including all employer contributions and employee salary reduction contributions) which are due have been paid to each Company Benefit Plan which is qualified under Section 401 of the Code, and all contributions to each Company Benefit Plan which is a welfare plan in accordance with past custom and practice for any period ending or before the Closing Date which are not yet due have been paid or accrued or remain unpaid and not accrued, in accordance with the past custom and practice of Holdings and its Subsidiaries. All premiums or other payments for all periods ending on or before the Closing Date have been timely paid with respect to each Company Benefit Plan which is a welfare plan in accordance with past custom and practice.

                  d. Each Company  Benefit Plan  intended to qualify  under Code
Section 401(a) does so qualify and has received, within the last six years, a favorable determination letter from the IRS.

                  e. Except as disclosed in Section 3.8(e) of the Disclosure Schedule, the market value of Assets under each Company Benefit Plan subject to Title IV of ERISA (other than any Multi-employer Plan) equals or exceeds the present value of accrued benefit liabilities thereunder (determined on a plan termination basis). The projected benefit obligation of

Holdings or any of its Subsidiaries (as calculated using actuarial assumptions used to calculate liabilities under FAS 87 with respect to post-employment benefits accrued) under each Company Benefit Plan that is a defined benefit pension plan is fully funded by Assets of such plan or by an adequate reserve on the applicable balance sheet of Holdings or any of its Subsidiaries. No Company Benefit Plan subject to Title IV of ERISA (other than any Multi-employer Plan) has been completely or partially terminated or been the subject of a Reportable Event as to which notices would be required to be filed with the PBGC. No proceeding by the PBGC to terminate any Company Benefit Plan subject to Title IV of ERISA (other than any Multi-employer Plan) has been instituted or, to the knowledge of any of the Sellers and Holdings and its Subsidiaries, threatened.

                  f. There have been no Prohibited Transactions with respect to any Company Benefit Plan. No Fiduciary has any liability for breach of fiduciary duty or any other failure to act or comply in connection with the administration or investment of the Assets of any Company Benefit Plans which would reasonably be expected to result in liability to Holdings and its Subsidiaries. No charge, complaint, action, suit, proceeding, hearing, claim, or demand with respect to the administration or the investment of the Assets of any Company Benefit Plan (other than routine claims for benefits) is pending or, to the knowledge of any of the Sellers and Holdings and its Subsidiaries, threatened. None of the Sellers, Holdings and its Subsidiaries has any knowledge of any basis for any such charge, complaint, action, suit, proceeding, claim (other than routine claims for benefits), or demand.

                  g. Holdings has delivered to Buyer correct and complete copies of (A) the most recent plan documents and summary plan descriptions, (B) the most recent determination letter received from the IRS, (C) the most recent Form 5500 Annual Report, and (D) the most recent related trust agreements, insurance contracts, and other funding agreements which implement each Company Benefit Plan.

                  h. None of Holdings or its Subsidiaries contributes to, ever has contributed to, or ever has been required to contribute to any Multi-employer Plan or has any liability (including withdrawal liability) under any Multi-employer Plan. None of Holdings and its Subsidiaries has incurred any liability to the PBGC (other than PBGC premium payments) or otherwise under Title IV of ERISA (including any withdrawal liability) with respect to any Company Benefit Plan that any of Holdings and its Subsidiaries maintains or ever has maintained or to which any of them contributes, ever has contributed, or ever has been required to contribute. Except as disclosed in Section 3.8 of the Disclosure Schedule, none of Holdings and its Subsidiaries maintains or ever has maintained or contributes, ever has contributed, or ever has been required to contribute to any Company Benefit Plan providing health, accident, or life insurance benefits coverage to former employees, their spouses, or their dependents (other than in accordance with Code Section 162(k)).

                  Section 3.9 Litigation. Except (a) as set forth in Section 3.9 of the Disclosure Schedule, (b) for claims under worker's compensation or similar laws, (c) for routine claims for employee benefits and (d) for claims for money damages alone of less than $50,000 in each case, as of the date hereof there is no action, suit or proceeding ("Litigation") pending or, to the knowledge of Holdings and its Subsidiaries, threatened against Holdings or any of its Subsidiaries before any court, arbitrator or administrative or governmental body which, if determined adversely, would have a Material Adverse Effect on (i) the validity or enforceability of this Agreement with respect to Holdings, (ii) the consummation of the transactions contemplated by this Agreement or (iii) Holdings. Neither Holdings nor any of its Subsidiaries is in default under any judgment, decree, injunction, or order of any court, governmental department, commission, agency, instrumentality or arbitrator outstanding against Holdings or any of its Subsidiaries. The reserve accrued in the Financial Statements in respect of the litigation set forth in Section 3.9 of the Disclosure Schedule is adequate to meet Liabilities arising therefrom.

                  Section 3.10 No Violation. Except as set forth in Section 3.10 of the Disclosure Schedule, neither the execution of this Agreement nor the consummation of the transactions contemplated hereby will result in the breach or violation of any term or provision of, or constitute a default under, any charter provision or bylaw of Holdings or any agreement, mortgage, note, bond, license, indenture, instrument, order, decree, law or regulation to which Holdings or any Subsidiary is a party or which is otherwise applicable to any of them, which breach, violation or default would have a Material Adverse Effect on
(i) the validity or  enforceability  of this Agreement with respect to Holdings,
(ii) the  consummation  of the  transactions  contemplated  by this Agreement or
(iii) Holdings.

                  Section  3.11  Labor  Relations.  Other  than as set  forth in
Section 3.11 of the Disclosure Schedule, (a) none of Holdings or any of its Subsidiaries has violated any applicable federal or state law or regulation relating to labor or labor practices, the violation of which would have a Material Adverse Effect and (b) to the knowledge of Holdings and its Subsidiaries, neither Holdings nor any of its Subsidiaries has been the subject of any union activity or labor dispute which would have a Material Adverse Effect.

                  Section 3.12 No  Consents.  Other than as set forth in Section
3.12 of the Disclosure Schedule or required by the HSR Act, no consent, declaration, filing or approval or authorization of, or registration with, any federal, state, municipal or local government or regulatory authority or any other Person is required in connection with the execution and delivery of this Agreement by Holdings or the consummation of the transactions contemplated hereby, other than such consents, declarations, filings, approvals or authorizations, which the failure to make or obtain, as the case may be, individually or in the aggregate, would not have a Material Adverse Effect on
(i) the validity or  enforceability  of this Agreement with respect to Holdings,
(ii) the  consummation  of the  transactions  contemplated  by this Agreement or
(iii) Holdings.

                  Section 3.13 Insurance. All material insurance policies and the amount of coverage thereunder with respect to the property, Assets, operations, and business of Holdings and its Subsidiaries (including, without limitation, life insurance policies) are listed in Section 3.13 of Disclosure Schedule and are on the date of this Agreement in full force and effect. Holdings and its Subsidiaries are covered by insurance in amounts customary and reasonable for the businesses in which they are engaged.

                  Section 3.14 Title To Properties. Holdings and its Subsidiaries have good and indefeasible title to all of the Assets and properties which they purport to own, as reflected on the Interim Balance Sheets, that are material to the business of Holdings and its Subsidiaries, taken as a whole (except for Assets and properties sold, consumed or otherwise disposed of since the date of the Interim Balance Sheets or disclosed in Section
3.14 of the Disclosure Schedule), free and clear of all Liens, except for (i) Liens for current taxes not yet due and payable or for taxes the validity of which is being contested in good faith by appropriate proceedings, (ii) as set forth in Section 3.14 of the Disclosure Schedule, (iii) purchase money Liens arising in the ordinary course of business, (iv) Liens described in the Financial Statements and (v) Liens which individually or in the aggregate would not result in a Material Adverse Effect.

                  Section 3.15  Environmental Matters.

                  a. Except as described in Section 3.15 of the Disclosure Schedule, each of Holdings and its Subsidiaries has made all filings and has obtained all permits, licenses, other authorizations, registrations and other governmental consents ("Environmental Permits") which are required under any Environmental Laws, other than filings as to which the failure to effect, and Environmental Permits as to which the failure to obtain, would not have a Material Adverse Effect. None of Holdings and its Subsidiaries has any material Liability under any Environmental Laws. There has been no disposal, release, burial, or placement of Hazardous Materials by Holdings or any Subsidiary on any property owned, operated or leased by Holdings or any Subsidiary which would reasonably be expected to result or has resulted in contamination at concentrations in excess of those allowed by current Environmental Laws and which would reasonably be expected to result in Holdings or any Subsidiary incurring material Liability under current Environmental Laws. To the knowledge of Holdings and its Subsidiaries, there are no underground storage tanks, underground injection wells, asbestos or equipment containing polychlorinated biphenyls located at any site or facility currently owned or operated by Holdings or any Subsidiary the presence of which violates Environmental Laws in any material respect.

                  b. Except as described in Section 3.15 of the Disclosure Schedule, Holdings and each of its Subsidiaries has conducted their operations in compliance with all terms and conditions of such Environmental Permits, all other applicable Environmental Laws, and any applicable order, decree, judgment or agreement with any governmental authority or any arbitral award relating to any Environmental Law, excluding from the operation of this sentence any failures to comply that would not have a Material Adverse Effect.

                  Section 3.16 Intellectual Property Rights. Section 3.16 of the Disclosure Schedule sets forth all Intellectual Property of Holdings and its Subsidiaries. Except as set forth in Section 3.16 of the Disclosure Schedule, Holdings and its Subsidiaries have the right to use, free and clear of any claims or rights of others, all Intellectual Property and, to the knowledge of Holdings and its Subsidiaries, such use does not infringe on any patent, trademark, copyright, service mark or trade name of others.

                  a. Holdings and its Subsidiaries own or have the right to use pursuant to license, sublicense, agreement, or permission all Intellectual Property necessary for the operation of the combined businesses of Holdings and its Subsidiaries as presently conducted and as presently proposed to be conducted. Each material item of Intellectual Property owned or used by any of Holdings and its Subsidiaries immediately prior to the Closing hereunder will be owned or available for use by Holdings and its Subsidiaries on substantially similar terms and conditions immediately subsequent to the Closing hereunder. Each of Holdings and its Subsidiaries has taken all necessary or desirable action to protect each item of Intellectual Property that it owns or uses.

                  b. Except as disclosed in Section 3.16(b) of the Disclosure Schedule, none of Holdings and its Subsidiaries has during the past five years interfered with, infringed upon, misappropriated, or otherwise come into conflict with any Intellectual Property rights of third parties, and none of
Holdings and its Subsidiaries has during the past five years received any charge, complaint, claim or notice alleging any such interference, infringement, misappropriation, or violation. To the knowledge of Holdings and its
Subsidiaries, and except as disclosed in Section 3.16(b) of the Disclosure Schedule, during the past five years no third party has interfered with, infringed upon, misappropriated, or otherwise come into conflict with any Intellectual Property rights of any of Holdings and its Subsidiaries.

                  c. Section 3.16 of the Disclosure Schedule identifies each patent or trademark or registration therefor which has been issued to any of Holdings and its Subsidiaries with respect to any of its Intellectual Property, identifies each pending patent or trademark application or application for registration which any of Holdings and its Subsidiaries has made with respect to any of its Intellectual Property, and identifies each license, agreement, or other permission which any of Holdings and its Subsidiaries has granted to any third party with respect to any of its Intellectual Property (together with any exceptions).

                  d. Section 3.16 of the Disclosure Schedule identifies each material item of Intellectual Property that any third party owns and that any of Holdings and its Subsidiaries uses pursuant to license, sublicense, agreement or permission. With respect to each such item of used Intellectual Property:

                           (i) the license, sublicense,  agreement or permission
covering the item is legal, valid, binding, enforceable and in full force and effect;

                           (ii) the license, sublicense, agreement or permission
will continue to be legal, valid, binding, enforceable and in full force and effect on identical terms following the Closing;

                           (iii) no party to the license, sublicense,  agreement
or permission is in breach or default, and no event has occurred which with notice or lapse of time would constitute a breach or default or permit termination, modification or acceleration thereunder; and

                           (iv) no party to the license,  sublicense,  agreement
or permission has repudiated any provision thereof.

                  Section 3.17 Finder's Fees. Other than fees paid or payable to Goldman Sachs and reasonable out-of-pocket expenses of the Representative incurred in acting as such (which fees and expenses have been deducted from the Gross Acquisition Purchase Price), neither Holdings nor any of its Subsidiaries has incurred any obligation for any finder's, broker's or agent's fee in connection with the transactions contemplated by this Agreement.

                  Section 3.18 Tangible Assets. Each of Holdings and its Subsidiaries owns or leases all tangible Assets necessary for the conduct of its business as presently conducted.

                  Section 3.19 Product Warranty. Each product manufactured or sold by any of Holdings and its Subsidiaries has been in conformity with all applicable contractual commitments and all express and implied warranties in all material respects, and none of Holdings and its Subsidiaries has any Liability for replacement or repair thereof or other damages in connection therewith, subject only to the reserve for product warranty claims set forth in the Financial Statements as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of Holdings and its Subsidiaries.

                  Section 3.20 Product Liability. None of Holdings and its Subsidiaries has any knowledge of Liability arising out of any injury to persons or property as a result of the ownership, possession, or use of any product manufactured or sold by any of Holdings and its Subsidiaries except as disclosed in Section 3.20 of the Disclosure Schedule and as to which Holdings has adequate insurance coverage (including self-retention portions thereof), together with (but not in duplication of) any reserves set forth in the Financial Statements, as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of Holdings and its Subsidiaries, to meet such Liabilities.

                  Section 3.21 Material Contracts. Section 3.21 of the Disclosure Schedule contains a true and complete list of each of the following Contracts or other documents or arrangements (true and complete copies, or, if none, written descriptions, of which have been made available to Buyer), to which Holdings or any of its Subsidiaries is a party or by which any of its Assets is or may be bound:

         a. all employment, agency, consultation, letter or memorandum agreements, or representation Contracts or other Contracts of any type (including without limitation loans or advances) with any present officer, director, employee, agent, consultant, or other similar representative of Holdings or any of its Subsidiaries (or former officer, director, employee, agent, consultant or similar representative of Holdings or any of its Subsidiaries if there exists any present or future Liability with respect to such Contract) which are not terminable at will with 30 days' notice without penalty or premium;

         b. all Contracts with any Person containing any provision or covenant limiting the ability of Holdings or any of its Subsidiaries to (i) sell any products or services of any other Person, (ii) engage in any line of business, or (iii) compete with or to obtain products or services from any Person or limiting the ability of any Person to compete with or to provide products or services to Holdings or any of its Subsidiaries;

         c. all Contracts relating to the borrowing of money by Holdings or any of its Subsidiaries, relating to the deferred purchase price for property or services, or relating to the direct or indirect guarantee by Holdings or any of its Subsidiaries of any Liability in excess of $500,000 individually or in the aggregate, including without limitation any Contract relating to (i) the maintenance of compensating balances that are not terminable without penalty upon not more than 60 calendar days' notice, (ii) any line of credit or similar facility, (iii) the payment for property, products, or services of any other Person, or (iv) the obligation to take-or-pay, keep-well, make-whole, or maintain equity or earnings levels or perform other financial ratios or requirements;

         d. all Contracts pursuant to which Holdings or any of its Subsidiaries has agreed to indemnify or hold harmless any Person (other than indemnifications in the ordinary and usual course of business and consistent substantially with past practice);

         e. all leases or subleases of real property used in the business, operations, or affairs of Holdings or any of its Subsidiaries;

         f. all Contracts with suppliers for raw materials which exceed $500,000 (other than purchase orders entered into in the ordinary and usual course of business);

         g. all sales Contracts with customers for finished goods which exceed $500,000 (other than purchase orders entered into in the ordinary and usual course of business);

         h. all Contracts with other Persons to produce, package, market or sell finished goods which exceed $500,000; and

         i. all other Contracts that involve the payment or potential payment, pursuant to the terms of such Contracts, by or to Holdings or any of its Subsidiaries of more than

$500,000 individually or in the aggregate or that are otherwise material to the business or condition of Holdings or any of its Subsidiaries.

Holdings has made available to Buyer a true, accurate and complete copy of each Contract disclosed or required to be disclosed in Section 3.21 of the Disclosure Schedule. Each Contract disclosed or required to be disclosed in Section 3.21 of the Disclosure Schedule is in full force and effect and constitutes a legal, valid, and binding obligation of Holdings or any of its Subsidiaries, as applicable, and, to the knowledge of Holdings or any of its Subsidiaries, as applicable, of each other party thereto in accordance with its terms. Except as set forth in Section 3.21 of the Disclosure Schedule, neither Holdings nor any of its Subsidiaries has received any notice, whether written or oral, of termination or intention to terminate from any other party to such Contract. Neither Holdings nor any of its Subsidiaries nor (to the knowledge of either Holdings or any of its Subsidiaries) any other party to such Contract is in material violation or breach of or default under any such Contract (or with or without notice or lapse of time or both, would be in violation or breach of or default under any such Contract).

                  Section 3.22 Compliance with Laws.  Except (i) as set forth in
Schedule 3.22 of the Disclosure Schedule, (ii) for Permits the failure of which to obtain would not result, individually or in the aggregate, in a Material Adverse Effect, and (iii) for Laws and Orders the violation of which would not result, individually or in the aggregate, in a Material Adverse Effect, (a) Holdings and its Subsidiaries hold all Permits necessary for the lawful conduct of their businesses under and pursuant to, and (b) the businesses of Holdings and its Subsidiaries are not otherwise being conducted in violation of, any Law or Order.

                  Section 3.23 Disclosure. The representations and warranties contained in this Article 3 do not contain any untrue statement of a fact or omit to state any fact necessary in order to make the statements and information contained in this Article 3 not misleading in any material respect.


                                   ARTICLE 4.


                               REPRESENTATIONS AND
                              WARRANTIES OF SELLERS

                  Each Seller, severally and not jointly, for such Seller alone, represents and warrants to Buyer that, as of the date of this Agreement:

                  Section 4.1 Ownership of Shares. Such Seller is the holder of record and owns beneficially that number of Shares set forth opposite his, her or its name on Exhibit A hereto. Such Seller owns the Shares set forth on such exhibit free and clear of any Liens. Such Seller is not a party to any voting trust, proxy or other agreement with respect to the voting of any

Shares which will remain in force or effect after the Closing. Upon consummation of the transactions contemplated hereby, such Seller will convey to Holdings good title to the Shares set forth opposite his, her or its name under the column titled "Shares Purchased by Holdings" on Exhibit A hereto free and clear of any Liens.

                  Section 4.2 Authority.  Such Seller has full legal capacity to execute and deliver this Agreement and to perform the obligations of such Seller hereunder. This Agreement has been duly and validly executed and delivered by such Seller and, assuming this Agreement constitutes a valid and binding obligation of Buyer, and each of the other Sellers, will constitute a valid and binding obligation of such Seller, enforceable against it in accordance with its terms, except to the extent that such enforcement may be subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally, and the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefore may be brought. Each consent, authorization, order or approval of, or filing or registration with, any governmental commission, board or other regulatory body, or any other person required by applicable law on or before the Closing Date for or in connection with the execution and delivery by such Seller of this Agreement, or the performance by such Seller of his, her or its obligations hereunder, will have been obtained or made on or before the Closing Date, except where the failure to obtain any such consent, authorization, order, approval, filing or registration would not affect such Seller's ability to perform his, her or its obligations under this Agreement in any material respect.

                  Section 4.3 No Conflicts. The execution, delivery and performance by such Seller of this Agreement does not (i) violate or breach any provision of any law or statute applicable to such Seller, except where the violation or breach would not affect such Seller's ability to perform its obligations under this Agreement in any material respect or (ii) violate, breach, cause a default under, or result in the creation of a Lien pursuant to, any agreement or instrument to which such Seller is a party or to which it or any of its properties may be subject, except where the violation, breach, default or creation of a Lien is not material to such Seller's ability to perform the obligations of such Seller under this Agreement in any material respect.


                                   ARTICLE 5.


                     REPRESENTATIONS AND WARRANTIES OF BUYER

           Buyer represents and warrants to Holdings and Sellers that:

                  Section 5.1 Organization and Good Standing. Buyer is a limited partnership duly organized, validly existing and in good standing under the laws of the State of Delaware. Buyer has all requisite power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted.

                  Section 5.2 Authorization and Validity. Buyer has the requisite partnership power and authority to enter into this Agreement and to perform its obligations hereunder and to consummate the transactions contemplated hereby. This Agreement has been duly and validly authorized, executed and delivered by Buyer and is a valid and binding obligation of Buyer enforceable against Buyer in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent transfer or conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

                  Section 5.3 Investment Intent. Buyer represents that it is and will be acquiring the Shares for investment only and for its own account and not with a view to the distribution or resale of the Shares within the meaning of the Securities Act of 1933, as amended (the "Act"). Buyer will refrain from transferring or otherwise disposing of any of the Shares, or any interest therein, in such manner as to cause Sellers or Holdings to be in violation of the registration requirements of the Act or applicable state securities or blue sky laws.

                  Section 5.4 No Violation. Neither the execution of this Agreement nor the consummation of the transactions contemplated hereby will result in the breach or violation of any term or provision of, or constitute a default under, the limited partnership agreement, as amended, or Certificate of Limited Partnership (or other comparable constituent documents) of Buyer, or any agreement, mortgage, note, bond, license, indenture, instrument, judgment, order, decree, law, rule or regulation to which Buyer is a party or which is otherwise applicable to Buyer, which breach, violation or default would have a Material Adverse Effect on (i) the validity or enforceability of this Agreement with respect to Buyer, (ii) the consummation of the transactions contemplated under this Agreement or (iii) Buyer.

                  Section 5.5 No Consents. Except as required by the HSR Act, no consent, declaration, filing or approval or authorization of, or registration with, any federal, state, municipal or local governmental or regulatory authority or any other person or entity is required in connection with the execution and delivery of this Agreement by Buyer, or the consummation by Buyer of the transactions contemplated hereby, other than such consents, declarations, filings, approvals or authorizations, which the failure to make or obtain, as the case may be, individually or in the aggregate, would not have a Material Adverse Effect on (i) the validity or enforceability of this Agreement with respect to Buyer, (ii) the consummation of the transactions contemplated by this Agreement or (iii) Buyer.

                  Section 5.6 Litigation. There are currently no pending, and to the knowledge of Buyer, any threatened, lawsuits or administrative proceedings against Buyer, or to which any of its Assets are subject, which could reasonably be expected to have a Material Adverse Effect on the ability of Buyer to consummate the transactions contemplated by this Agreement. Buyer is not subject to any currently existing order, writ, injunction or decree relating to its operations or any of its Assets which has, or would have, a Material Adverse Effect on (i) the validity or enforceability of this Agreement with respect to Buyer, (ii) the consummation of the transactions contemplated by this Agreement or (iii) Buyer.

                  Section 5.7 Financing. Buyer has delivered to Holdings and the Representative a true and complete copy of (i) a letter of commitment obtained by Buyer from NationsBank, N.A. and NationsBanc Montgomery Securities, Inc. to provide debt financing for the transactions contemplated hereby pursuant to a senior credit facility; and (ii) a letter of commitment obtained by Buyer from NationsBridge, L.L.C. with respect to senior subordinated debt financing for the transactions contemplated hereby pursuant to the sale by Holdings of senior subordinated notes (collectively, the "Financing Commitments"). Executed copies of the Financing Commitments are attached hereto as Exhibit C. Assuming that the financing contemplated by the Financing Commitments is consummated in accordance with the terms thereof, the funds to be borrowed and/or provided thereunder by Buyer and Holdings, together with additional equity available to Buyer, will provide sufficient funds to pay the Gross Acquisition Purchase Price, plus the Adjusted Working Capital and all related fees and expenses. As of the date of this Agreement, Buyer is not aware of any facts or circumstances that create a reasonable basis for Buyer to believe that Buyer and Holdings will not be able to obtain financing in accordance with the terms of the Financing Commitments and Buyer agrees to promptly notify Holdings and the Representative if it becomes aware of any such facts and circumstances. Buyer agrees with Holdings and the Representative that it will not waive, release, modify, rescind, terminate or otherwise amend any of the material terms or conditions in the commitment letters referred to in this Section 5.7, other than changes that are favorable to the obligor without adversely affecting the equity structure of Holdings without the prior written consent of Holdings and the Representative.

                  Section  5.8  Finder's   Fee.   Buyer  has  not  incurred  any
obligation for any finder's, broker's or agent's fee in connection with the transactions contemplated hereby.

                  Section 5.9 Solvency. As of and from and after the date of this Agreement and after giving effect to the consummation of the Related Transactions, Holdings and its Subsidiaries: (a) owns and will own Assets the fair saleable value of which are (i) greater than the total amount of Liabilities (including contingent Liabilities) of such Person and (ii) greater than the amount that will be required to pay the probable Liabilities of such Person's then existing debts as they become absolute and matured considering all financing alternatives and potential Asset sales reasonably available to such Person; (b) has capital that is not unreasonably small in relation to its business as presently conducted or any contemplated or undertaken transaction; and (c) does not intend to incur and does not believe that it will incur debts beyond its ability to pay such debts as they become due.

                                   ARTICLE 6.


                              COVENANTS OF HOLDINGS

                  Holdings covenants and agrees that between the date hereof and the Closing, except to the extent Buyer may otherwise consent in writing (which consent shall not be unreasonably withheld):

                  Section 6.1 Reasonable Efforts. Holdings shall take, and shall cause each of its Subsidiaries to take, all commercially reasonable steps which are within their respective power to cause to be fulfilled those of the conditions precedent to Buyer's obligations to consummate the transactions contemplated hereby which are dependent upon the actions of any of them.

                  Section 6.2 Hart-Scott-Rodino. Holdings will (i) take promptly all actions necessary to make the filings required of Holdings or its Affiliates under the HSR Act with respect to the transactions contemplated by this Agreement, (ii) comply at the earliest practicable date with any request for additional information received by Holdings or its Affiliates from the Federal Trade Commission or the Antitrust Division of the Department of Justice pursuant to the HSR Act, (iii) not (A) extend any waiting period under the HSR Act or (B) enter into any agreement with any governmental agency not to consummate the transactions contemplated by this Agreement, except with the prior consent of Buyer, and (iv) cooperate with Buyer in connection with the filing by or on behalf of Buyer under the HSR Act with respect to the transactions contemplated by this Agreement and use its commercially reasonable efforts to cause the lifting or removal of any temporary restraining order or preliminary injunction which may be entered in connection with the transactions contemplated by this Agreement as may be necessary to secure the expiration or termination of the applicable waiting periods under the HSR Act or the removal, dissolution, stay or dismissal of any injunction, restraining order or other judicial or administrative order which prevents the consummation of the transactions contemplated hereby.

                  Section 6.3 Business Operations. Except as contemplated by this Agreement, as set forth in Section 6.3 of the Disclosure Schedule or with the prior written consent of Buyer (which consent shall not be unreasonably withheld) during the period from the date of this Agreement to the Closing Date, Holdings will, and will cause each of its Subsidiaries to, conduct its business and operations according to its ordinary and usual course of business. Without limiting the generality of the foregoing, and except as otherwise contemplated by this Agreement, neither Holdings nor any of its Subsidiaries will, prior to the Closing Date, without the prior written consent of Buyer (which consent shall not be unreasonably withheld):

                           i. dispose of any  material  Assets other than in the
ordinary and usual course of business;

                           ii. change its certificate of incorporation or bylaws
or merge or consolidate with or into any entity or obligate itself to do so;

                           iii. issue,  sell or pledge,  or authorize or propose
the issuance, sale or pledge of, additional shares of capital stock of any class (including shares of Common Stock) (other than as a result of the exercise of options or warrants outstanding on the date hereof or pursuant to the transactions contemplated by this Agreement), or securities convertible into any such shares, or any rights, warrants or options to acquire any such shares or other convertible securities or declare, set aside or pay any dividend or other distribution on or in respect of shares of its capital stock, or redeem, retire or purchase any of such shares (other than payments in respect of options or warrants outstanding on the date hereof or pursuant to the transactions contemplated by this Agreement);

                           iv.  other than in the  ordinary  and usual course of
its  business,   discharge  or  satisfy  any  Lien  or  indebtedness   which  is
individually or in the aggregate material to the business, operations or financial condition of Holdings and its Subsidiaries, taken as a whole, except those required to be discharged or satisfied in accordance with their terms during such period (excluding those required to be discharged or satisfied as a result of any acceleration or default);

                           v. other than in the ordinary and usual course of its
business or consistent with its annual budget, make any capital expenditures;

                           vi.  other than in the  ordinary  and usual course of
its business, institute, settle or agree to settle any Litigation, action or proceeding before any court or governmental body which is individually or in the aggregate material to the business, operations or financial condition of Holdings and its Subsidiaries, taken as a whole;

                           vii.  other than in the  ordinary and usual course of
its business, mortgage, pledge or subject to any other encumbrance, any of its property or Assets, tangible or intangible, which is individually or in the aggregate material to the business, operations or financial condition of Holdings and its Subsidiaries, taken as a whole;

                           viii.  authorize any  compensation  increases for any
employee except for normal increases in the ordinary and usual course of business;

                           ix.  other than in the  ordinary  and usual course of
its business, cancel or terminate any policies of insurance with respect to any of Holdings' or any of its Subsidiaries' insurable properties which are individually or in the aggregate material to the business, operations or financial condition of Holdings and its Subsidiaries, taken as a whole; or

                           x. other than in the ordinary and usual course of its
business, cancel any lease to which Holdings or its Subsidiaries is a party which is individually or in the aggregate material to the business, operations or financial condition of Holdings and its Subsidiaries, taken as a whole.

                  Section 6.4 Competing Proposals. From and after the date hereof through the earlier of the date specified in Section 10.2 or the Closing Date, Sellers and Holdings will not, and will direct their advisors and representatives not to, directly or indirectly, (i) encourage or solicit any inquiries or proposals by, or furnish any confidential information to, any person (other than any holder of Shares or pursuant to the terms of this Agreement) concerning a transaction involving a merger, recapitalization, acquisition or purchase of Holdings and any of its Subsidiaries or the purchase, sale, issuance (other than pursuant to exercises of options outstanding on the date hereof) or encumbrance of any portion of their respective capital stock or Assets (an "Alternative Transaction"), (ii) engage in any discussions or negotiations concerning any Alternative Transaction or (iii) enter any agreement or understanding concerning any Alternative Transaction. Upon the execution of this Agreement, (i) to the extent that any confidential information regarding Holdings or any of its Subsidiaries has been furnished prior to the date hereof to any third party in connection with an Alternative Transaction proposed by such third party, Holdings shall, as promptly as practicable, request that such third party return to Holdings or destroy such confidential information and (ii) Holdings shall cancel any meetings with any such third party for the purpose of such third party conducting a due diligence investigation of Holdings.

                  Section 6.5  Access.

                  a. Prior to the Closing, Holdings shall permit the authorized representatives of Buyer to meet with the management of Holdings and its Subsidiaries and their representatives and to have access (upon reasonable prior notice) during normal business hours to all the properties, financial, accounting and business records and documents of Holdings and its Subsidiaries, but only to the extent that such access does not unreasonably interfere with the business and operations of Holdings and its Subsidiaries, and shall furnish to Buyer and its representatives such financial records and other documents, or, at Buyer's reasonable request, copies thereof, with respect to Holdings' and its Subsidiaries' operations and business as Buyer shall reasonably request in order that Buyer may conduct, among other things, a commercial, accounting, legal, insurance and non-invasive environmental investigation of the business and affairs of Holdings and its Subsidiaries, except that the furnishing of any such records or documents or other information to Buyer hereunder shall be limited, or reasonable procedures shall be implemented, to the extent necessary to avoid any potential violation of law or anticompetitive concerns. In addition, during the period commencing at the time this Agreement is executed and contact names and telephone numbers are supplied to Buyer and continuing until two business days thereafter (the "Initial Period"), Buyer shall be permitted to contact those customers of the business set forth on Exhibit D hereto as to those matters specifically agreed upon between Buyer and senior management of Holdings ("Customer Calls"); provided, however, that to the extent, in the reasonable judgment of senior management of Holdings, Buyer has used commercially reasonable efforts to make the Customer Calls and has failed to complete same, the Initial Period shall be extended an additional two business days.

                  b. Buyer acknowledges and agrees that any information provided to Buyer pursuant to Section 6.5(a) above, or otherwise in connection with this Agreement and the transactions contemplated hereby, shall be subject to the Confidentiality Agreement dated July 12, 1997 between Goldman Sachs (on behalf of Holdings) and Buyer (the "Confidentiality Agreement").

                  Section 6.6 Notice of Developments. The Sellers and Holdings will give prompt written notice to Buyer of any material development affecting the Assets, Liabilities, business, financial condition, operations, results of operations, or future prospects of Holdings and its Subsidiaries taken as a whole. The Sellers and Holdings will give prompt written notice to Buyer of any material development affecting the ability of the Sellers or Holdings to consummate the transactions contemplated by this Agreement. No disclosure pursuant to this Section 6.6, however, shall be deemed to amend or supplement the Disclosure Schedule or to prevent or cure any misrepresentation, breach of warranty, or breach of covenant, absent the express written agreement, waiver or consent of Buyer.

                  Section 6.7  Preservation of Business.  Except as set forth in
Section 6.7 of the Disclosure Schedule, as contemplated herein or as otherwise consented to by Buyer, during the period from the date of this Agreement and continuing until the Closing Date, Holdings will, and will cause its Subsidiaries to, use their respective commercially reasonable efforts to (i) carry on the business in the usual, regular and ordinary course as presently conducted and consistent with past practice, (ii) keep the business intact,
(iii) keep available the services of the present employees of the business,  and
(iv) maintain the goodwill associated with the business, including but not limited to preserving the relationships of customers, suppliers and others having business dealings with the business.

                  Section 6.8 Financial Information. Holdings will furnish Buyer within 20 days after the end of each month ending prior to the Closing Date, a consolidated balance sheet for Holdings and its Subsidiaries as at such month-end and related consolidated statements of operations and cash flows for such month and the year-to-date period then ended, in each case prepared in accordance with GAAP (subject to normal year-end audit adjustments and the absence of footnotes).

                  Section 6.9 Resignations of Directors. The Sellers will cause such members of the board of directors and such officers of Holdings as are designated by Buyer to tender, effective at the Closing, their resignations from such board of directors or from such offices. If requested by Buyer, the Sellers will cause the election of Buyer's nominees to such board of directors simultaneously with the Closing if such election is necessary to carry out the transactions contemplated hereunder.

                  Section 6.10 Cooperation with Respect to Refinancings. Holdings and its Subsidiaries shall use all commercially reasonable efforts to cooperate with Buyer and its Affiliates and their respective representatives, agents, financial consultants, advisors, counsel, accountants, and financing sources in connection with Buyer's compliance with its covenant regarding the refinancing of certain obligations of Holdings and its Subsidiaries set forth in
Section 7.3 hereof. Such cooperation shall include, without limitation, (i) providing access to and the assistance of officers and employees of, and financial consultants, advisors, accountants, and counsel to, Holdings and its Subsidiaries to the extent that providing such access and assistance does not unreasonably interfere with the operation of the businesses of Holdings and its Subsidiaries, (ii) providing access to the books and records of Holdings and its Subsidiaries to the extent that providing such access does not unreasonably interfere with the operation of the businesses of Holdings and its Subsidiaries,
(iii) the  preparation,  adoption,  approval,  and  delivery  of  documents  and instruments (including financing documents, board resolutions, officers' certificates and legal opinions), (iv) causing the release and discharge of Liens and the termination of all agreements relating to the obligations being refinanced, and (v) waiving any required notice or waiting periods applicable with respect to the discharge of any such obligations. Holdings and its Subsidiaries shall use their respective commercially reasonable efforts to cause the lenders under its credit facility to waive any right they may have to receive any premium, prepayment penalties, make-whole amounts or similar payments or amounts upon the refinancing of the indebtedness outstanding thereunder as contemplated by Section 7.3 of this Agreement; provided, however, that such commercially reasonable efforts shall not include the payment of any such amounts by any Seller or Holdings.

                  Section 6.11 Intellectual Property. Holdings shall cause to be removed or cleared the Liens and the title matters on certain trademarks and patents set forth on the attached Exhibit E prior to Closing (other than in respect of Bankers Trust).

                  Section 6.12 Accrual for Management Bonuses. At the Closing Date, Holdings shall have accrued as a current Liability $1.2 million on its financial books and records for the payment of management bonuses (the "Management Bonuses") in accordance with the terms of Holdings' Management Bonus Plan.

                  Section 6.13 Termination of Financial Advisory. At Closing, Holdings shall cause the termination of all financial advisory agreements by and among Holdings, Desa International, Inc. and Hicks, Muse, Tate & Furst Incorporated.

                                   ARTICLE 7.


                               COVENANTS OF BUYER

                  Buyer covenants and agrees that between the date hereof and the Closing, except to the extent the Representative may otherwise consent in writing (which consent shall not be unreasonably withheld):

                  Section  7.1   Reasonable   Efforts.   Buyer  shall  take  all
commercially  reasonable  steps  which  are  within  its  power  to  cause to be fulfilled those of the conditions precedent to Sellers' obligations to consummate the transactions contemplated hereby which are dependent upon the actions of Buyer.

                  Section 7.2 Hart-Scott-Rodino. Buyer will (i) take promptly all actions necessary to make the filings required of Buyer or its Affiliates under the HSR Act with respect to the transactions contemplated by this Agreement, (ii) comply at the earliest practicable date with any request for additional information received by Buyer or its Affiliates from the Federal Trade Commission or the Antitrust Division of the Department of Justice pursuant to the HSR Act, (iii) not (A) extend any waiting period under the HSR Act or (B) enter into any agreement with any governmental agency not to consummate the transactions contemplated by this Agreement, except with the prior consent of both the Representative and Holdings, and (iv) cooperate with Holdings and its Subsidiaries and any Seller in connection with the filing by or on behalf of Holdings and its Subsidiaries or such Seller under the HSR Act with respect to the transactions contemplated by this Agreement and use its commercially reasonable efforts to cause the lifting or removal of any temporary restraining order or preliminary injunction which may be entered in connection with the transactions contemplated by this Agreement, and such cooperation shall include the execution, delivery and performance by Buyer of such divestiture agreements or other actions, as the case may be, as may be necessary to secure the expiration or termination of the applicable waiting periods under the HSR Act or the removal, dissolution, stay or dismissal of any injunction, restraining order or other judicial or administrative order which prevents the consummation of the transactions contemplated hereby or requires as a condition thereto that all or any part of the business and Assets of Buyer or Holdings be held separate.

                  Section 7.3       Refinancing Certain Obligations.

                  (a) Contemporaneously with the Closing and with the cooperation of the Sellers and Holdings as provided in Section 6.10 hereof and subject to the condition set forth in Section 9.8, Buyer shall cause (i) the indebtedness outstanding under the Credit Agreement among Holdings, the Operating Subsidiary, the lenders party thereto, and Bankers Trust Company, as Agent, dated as of November 30, 1993 and amended and restated as of January 12, 1996, to be paid in full and (ii) all prepayment penalties and fees in connection with the repayment of the amounts set forth under item (i) to be paid in full.

                  (b) Contemporaneously with the Closing, Buyer shall cause the funding contemplated by the Financial Commitments (including without limitation the Bridge Commitment Letter to the extent necessary) to be provided by the lender(s) named therein, subject to the conditions set forth in Section 9.8.

                  Section 7.4       Leverage Ratio.

                  (a) Subject to the fulfillment of the conditions to funding contained in the Bridge Commitment Letter, to the extent that, on a pro forma basis after giving effect to the consummation of the Related Transactions, the debt to EBITDA ratio as defined in the Bridge Commitment Letter described under the heading "Principal" in Exhibit A to the Bridge Commitment Letter is such that it would exceed 6.0 to 1.0, Buyer shall provide such additional equity capital by purchasing additional shares of Common Stock from Holdings in amounts sufficient to assure that the condition to closing set forth in Section 9.8 is met (unless noncompliance with such debt to EBITDA ratio is waived by NationsBridge, L.L.C.).

                  (b) Buyer will not knowingly or intentionally take or agree or commit to take any action to prohibit or prevent the financing sources of Buyer and Holdings or its Subsidiaries from providing the debt and equity financing contemplated by the Financing Commitments.

                  Section 7.5       Indemnification; Insurance.

                  a. For a period of six years from and after the Closing Date, Buyer shall, and shall cause Holdings to, indemnify and hold harmless to the fullest extent permitted under applicable law each person who is now an officer or director of Holdings (or any Subsidiary thereof) (individually, and for purposes of this Section 7.6 only, an "Indemnified Party" and collectively, the "Indemnified Parties") against all losses, claims, damages, liabilities, costs or expenses (including reasonable attorneys' fees), judgments, fines, penalties and amounts paid in settlement in connection with any claim, action, suit, proceeding or investigation (and shall pay reasonable expenses for legal fees in advance of the final disposition of any such action or proceeding to each Indemnified Party to the fullest extent permitted under applicable law upon receipt from any Indemnified Party of any undertaking contemplated by applicable law, including, without limitation, an undertaking to reimburse Buyer or Holdings for such expenses paid in advance in the event that it is ultimately determined that such Indemnified Party is not entitled to the payment of such expenses for any reason) arising out of or pertaining to acts or omissions, or alleged acts or omissions, by them in their capacities as such prior to the Closing Date, whether commenced, asserted or claimed before the Closing Date and including, without limitation, liabilities arising under the Act, the Exchange Act and state corporation laws; provided that Holdings shall pay for only one law firm (in addition to local counsel) for all Indemnified Parties, unless the use of one law firm for all Indemnified Parties would present such law firm with a conflict of interest. For a period of six years from and after the Closing Date and except as may be required by applicable law, Buyer shall cause

Holdings to keep in effect Holdings' current provisions in its certificate of incorporation and bylaws providing for exculpation of director and officer liability and indemnification of the Indemnified Parties to the fullest extent permitted under the General Corporation Law of the State of Delaware. In the event of any actual or threatened claim, action, suit, proceeding or investigation in respect of such acts or omissions, Buyer shall cause Holdings to cooperate in the defense of any such matter; provided, however, that neither Buyer nor Holdings shall be liable for any settlement effected without its written consent (which consent shall not be unreasonably withheld). Notwithstanding the prior provisions of this paragraph, the indemnity provided herein shall not apply to any Seller to the extent that any action is brought against a Seller in his capacity as a Seller hereunder.

                  (b) From and after the Closing Date, Buyer shall, or shall cause Holdings to, maintain in effect for a period ending not earlier than the six year anniversary of the Closing Date directors' and officers' liability insurance providing a minimum of $25 million in coverage and otherwise having the same coverage with respect to Holdings' officers and directors as the current policy maintained by Holdings, with respect to matters occurring prior to or existing as of the Closing Date, including the transactions contemplated by this Agreement and the Related Transactions, to the extent such insurance is commercially available at reasonable cost with respect to such matters.

                  Section 7.6 Certificate of Incorporation. Buyer agrees that Holdings may amend its certificate of incorporation after the date hereof and prior to the Closing Date to the extent necessary to permit the valid issuance of the Newly Issued Shares.

                  Section 7.7 Solvency Opinion. Buyer agrees that, to the extent any lender under the Financing Commitments requires that Buyer cause the delivery of a solvency opinion in respect of the Related Transactions, Buyer shall cause such opinion to be addressed and delivered to the Current Board dated as of the Closing Date.

                  Section 7.8 Payment of Management Bonuses. Following the Closing, Buyer shall cause the Management Bonuses in the amount of $1.2 million to be paid in accordance with Holdings' customary procedures and the terms of Holdings' Management Bonus Plan.


                                   ARTICLE 8.


                      CONDITIONS TO OBLIGATIONS OF SELLERS

                  The obligation of each of Sellers under this Agreement to close the transactions contemplated hereby is subject to the satisfaction at or prior to the Closing of each of the following conditions:

                  Section 8.1 Representations and Warranties. The representations and warranties of Buyer contained in this Agreement shall have been true and correct in all respects as of the date hereof and as of the Closing Date, with the same effect as though such representations and warranties had been made as of the Closing Date (except for any representation or warranty that expressly relates to an earlier date, in which case it shall have been true and correct as of such earlier date), except where the failure of the representations and warranties to be true and correct in all respects as of such date would not have a Material Adverse Effect on Buyer's ability to perform its obligations hereunder. In determining whether such failure to perform or comply has resulted in a Material Adverse Effect, the terms "material," "materially," "material adverse effect" or similar terms, if contained in the text of the subject covenant or agreement, shall be disregarded.

                  Section 8.2 Performance. Buyer shall have performed and complied with in all respects all the covenants and agreements required by this Agreement to be performed or complied with by Buyer at or prior to the Closing, except where the failure to perform and comply with such covenants and agreements would not have a Material Adverse Effect on Buyer or on Buyer's ability to perform its obligations hereunder. In determining whether such failure to perform or comply has resulted in a Material Adverse Effect, the terms "material," "materially," "material adverse effect" or similar terms, if contained in the text of the subject covenant or agreement, shall be disregarded.

                  Section 8.3 No Legal Bar. There shall not be in effect on the Closing Date any Law, Order, writ, injunction or decree of any governmental body of competent jurisdiction prohibiting or making illegal the consummation of the transactions contemplated by this Agreement.

                  Section 8.4 HSR Act. Any waiting period applicable to the consummation of the transactions contemplated hereby under the HSR Act shall have expired or been terminated.

                  Section  8.5  Certificate.   The  Representative   shall  have
received a certificate to the effect of Sections 8.1, 8.2 and 8.4 signed by an executive officer of Buyer and dated as of the Closing Date.

                  Section 8.6 Stockholders Agreement. The Stockholders Agreement shall have been duly executed and delivered by Buyer.

                  Section 8.7 Proceedings; Opinions. All actions to be taken by Buyer in connection with the consummation of the transactions contemplated hereby and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby will be reasonably satisfactory in form and substance to Holdings and the Representative. Holdings and the Sellers shall have received from counsel to Buyer a legal opinion reasonably satisfactory in form and substance to Holdings and the Representative.

                  Section 8.8 Exercise of Options. Each holder of Options on the date of the Stock Purchase Agreement shall have (i) exercised, (ii) been deemed to have exercised or (iii) elected to terminate his or her Options prior to the date hereof. In the event any such holder of Options shall have exercised or been deemed to have exercised his or her Options, such holder shall (i) retain, if applicable, that number of shares of Common Stock set forth opposite such holder's name under the column titled "Shares Retained by Seller" on Exhibit A hereto and/or (ii) sell to the Company that number of shares of Common Stock set forth opposite such holder's name under the column titled "Shares Purchased by Holdings" on Exhibit A hereto.


                                   ARTICLE 9.


                       CONDITIONS TO OBLIGATIONS OF BUYER

                  The obligation of Buyer under this Agreement to close the transactions contemplated hereby is subject to the satisfaction at or prior to the Closing of each of the following conditions:

                  Section    9.1    Representations    and    Warranties.    The
representations and warranties of Holdings and Sellers contained in this Agreement shall have been true and correct in all respects as of the date hereof and as of the Closing Date, with the same effect as though such representations and warranties had been made as of the Closing Date (except for any representation or warranty that expressly relates to an earlier date, in which case it shall have been true and correct as of such earlier date), except where the failure of the representations and warranties to be true and correct in all respects as of such date would not have a Material Adverse Effect on Holdings or on Holdings' or the Sellers' ability to perform their obligations hereunder. In determining whether such breach has resulted in a Material Adverse Effect, the terms "material," "materially," "material adverse effect" or similar terms, if contained in the text of the subject representation or warranty, shall be disregarded.

                  Section 9.2 Performance. Holdings and Sellers shall have performed and complied with in all respects all the covenants and agreements required by this Agreement to be performed or complied with by them at or prior to the Closing, except where the failure to perform and comply with such covenants and agreements would not have a Material Adverse Effect on Holdings or on Holdings' or the Sellers' ability to perform their obligations hereunder. In determining whether such failure to perform or comply has resulted in a Material Adverse Effect, the terms "material," "materially," "material adverse effect" or similar terms, if contained in the text of the subject covenant or agreement, shall be disregarded.

                  Section 9.3 No Legal Bar. There shall not be in effect on the Closing Date any Law, Order, writ, injunction or decree of any governmental body of competent jurisdiction prohibiting or making illegal the consummation of the transactions contemplated by this Agreement.

                  Section 9.4 HSR Act. Any waiting period applicable to the consummation of the transactions contemplated hereby under the HSR Act shall have expired or been terminated.

                  Section 9.5 Holdings Options. In accordance with Holdings' 1994 Stock Option Plan (the "Plan"), the board of directors of Holdings (or any authorized committee thereof) shall have declared all outstanding options ("Options") to purchase Common Stock issued under the Plan immediately exercisable, and all such Options shall have been exercised or terminated on or prior to the date hereof in accordance with the Plan.

                  Section 9.6 Certificate. Buyer shall have received a certificate to the effect of Sections 9.1, 9.2, 9.4, and 9.5 as they apply to Holdings signed by an executive officer of Holdings and dated as of the Closing Date.

                  Section 9.7 Purchase. Holdings shall have received from Sellers such instruments of transfer, assignment, conveyance and other instruments sufficient to convey, transfer and assign to Holdings all right, title and interest in and to the Purchased Shares.

                  Section 9.8 Financing. The financing of the transactions contemplated in the Financing Commitments heretofore delivered by Buyer to Holdings and the Representative shall have been funded by such lenders; provided, however, that the funding of the Financing Commitments by the lenders shall only be a condition to Closing to the extent the Financing Commitments have not been waived, released, modified, rescinded, terminated or otherwise amended with respect to any of the material terms and conditions contained therein other than changes that are favorable to the obligor without adversely affecting the equity structure of Holdings without the prior written consent of Holdings and the Representative.

                  Section 9.9 Employment Agreements. Robert H. Elman, Terry G. Scariot and John M. Kelly shall have executed and delivered amendments to their current employment agreements with Holdings or any Subsidiary, effective from and after the Closing, substantially as set forth in Exhibit F hereto.

                  Section 9.10 Proceedings; Opinions. All actions to be taken by the Sellers and Holdings and its Subsidiaries in connection with the consummation of the transactions contemplated hereby and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby will be reasonably satisfactory in form and substance to Buyer. Buyer shall have received from counsel to Sellers and Holdings a legal opinion reasonably satisfactory in form and substance to Buyer.

                  Section  9.11   Stockholders   Agreement.   The   Stockholders
Agreement shall have been duly executed and delivered by the Sellers and Holdings and all other stockholders of Holdings who continue to be stockholders following the Closing Date. In addition, that certain Stockholders Agreement, dated as of December 1, 1993, as amended, among Holdings and the stockholders of Holdings signatory thereto, shall have been terminated.


                                   ARTICLE 10.


                                   TERMINATION

                  Section 10.1 Termination by Mutual Consent. This Agreement may be terminated at any time prior to the Closing by the mutual written consent of Buyer, Holdings and the Representative.

                  Section 10.2 Termination by Either Holdings or Buyer. This Agreement may be terminated by Holdings or Buyer at any time:

         a. if the Closing shall not have occurred on or before December 1, 1997; provided, that the terminating party shall not have breached its obligations under this Agreement in any manner that shall have proximately contributed to the failure of the Closing to occur; or

         b. if a United States federal or state court of competent jurisdiction or United States federal or state governmental, regulatory or administrative agency or commission shall have issued an Order, decree or ruling or taken any other action permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement and such order, decree, ruling or other action shall have become final and non-appealable.

                  Section 10.3 Termination by Holdings. This Agreement may be terminated at any time prior to the Closing by Holdings if there shall have been a breach of any representation, warranty, covenant or agreement on the part of Buyer which breach shall not have been cured within 10 days following delivery to Buyer of written notice of such breach (but such time period shall be extended for so long as Buyer is diligently pursuing a cure of such breach or, if more than one, aggregate then-existing breaches, and such cure is reasonably susceptible of being effected prior to December 1, 1997); provided, that Holdings may not terminate this Agreement pursuant to this section unless such breach or breaches, individually or collectively, have resulted in a Material Adverse Effect on Buyer or on the ability of Buyer to perform its obligations hereunder, understanding that time is of the essence in such performance. In determining whether such breach has resulted in a Material Adverse Effect, the terms "material," "materially," "material adverse effect" or similar terms, if contained in the text of the subject representation, warranty, covenant or agreement, shall be disregarded.

                  Section 10.4  Termination by Buyer.

                  a. This Agreement may be terminated at any time prior to the Closing by Buyer if there shall have been a breach of any representation, warranty, covenant or agreement on the part of Holdings or any Seller which breach shall not have been cured within 10 days following delivery to Holdings (and, in the case of a breach by Seller(s), such Seller(s)) of written notice of such breach (but such time period shall be extended for so long as Holdings or Seller(s), as the case may be, are diligently pursuing a cure of such breach or, if more than one, aggregate then-existing breaches, and such cure is reasonably susceptible of being effected prior to December 1, 1997). In addition, if in the reasonable judgment of Buyer, it has learned any information during the course of its Customer Calls that would lead Buyer to believe that Holdings and its Subsidiaries, taken as a whole, have suffered or are subject to a material diminution in value, this Agreement may be terminated by Buyer within a period of four business days after the date hereof. Buyer may not terminate this Agreement pursuant to the first sentence of this Section 10.4(a) unless such breach or breaches, individually or collectively, have resulted in a Material Adverse Effect on Holdings or on the ability of Sellers and Holdings to perform their obligations hereunder. In determining whether such breach has resulted in a Material Adverse Effect, the terms "material," "materially," "material adverse effect" or similar terms, if contained in the text of the subject representation, warranty, covenant or agreement, shall be disregarded.

                  (b) In the event (i) the Closing shall not have occurred on or before December 1, 1997, (ii) all conditions to Buyer's obligations to consummate the transactions contemplated by this Agreement (other than those that have not been met as a result of a material breach of this Agreement by Buyer) shall have been met on December 1, 1997, (iii) this Agreement shall not have been validly terminated pursuant to Section 10.1, 10.2(b) or Section 10.4(a) on or before December 1, 1997, and (iv) Buyer shall not have the right, as of December 1, 1997, to terminate this Agreement pursuant to Section 10.4(a), then the Sellers, collectively, shall be entitled to recover from Buyer liquidated damages of $4,000,000. It is understood and agreed that such liquidated damage amount represents the Sellers' reasonable estimate of actual damages and does not constitute a penalty. Recovery of liquidated damages shall be the sole and exclusive remedy of the Sellers and Holdings with respect to the failure by Buyer to consummate the transactions contemplated by this Agreement and shall be applicable regardless of the actual amount of damages sustained by any of the Sellers or Holdings and all other remedies are deemed waived by the Sellers and Holdings.

                  Section 10.5 Effect of Termination. If this Agreement is validly terminated by Holdings or Buyer pursuant to Article 10 hereof, this Agreement will forthwith become null and void and there will be no liability or obligation on the part of Holdings, Sellers or Buyer (or any of their respective officers, directors, partners, employees, agents or other representatives or Affiliates), except that the provisions of this Section 10.5 and Section 6.5(b) will continue to apply following any such termination and nothing contained herein shall relieve any party hereto from liability for any willful and material breach of its representations, warranties, covenants or agreements contained in this Agreement.

                  Section 10.6 Specific Performance. The parties recognize that if any Seller or Holdings refuses to perform under the provisions of this Agreement, monetary damages alone will not be adequate to compensate Buyer for its injury. Buyer shall therefore be entitled, in addition to any other remedies that may be available, to obtain specific performance of the terms of this Agreement. If any action is brought by Buyer to enforce this Agreement, each Seller and Holdings shall waive the defense that there is an adequate remedy at law.

                                   ARTICLE 11.


                     REMEDIES FOR BREACHES OF THIS AGREEMENT

                  Section 11.1 Survival of Representations, Warranties and Covenants. Except as provided hereinbelow, all of the representations and warranties of the Sellers and Holdings contained in Articles 3 and 4 above shall survive the Closing for a period of one (1) year. The representations and warranties set forth in Section 3.7 hereof shall survive until the 61st day after the expiration of the last day on which any Tax may be validly assessed by any Governmental Entity against Holdings or any of its Subsidiaries. The representations and warranties set forth in Sections 4.1 and 4.2 hereof shall survive indefinitely. The representations and warranties of Buyer contained in
Section 5 shall survive the Closing for one (1) year.

                  Section 11.2 Indemnification Provisions for Benefit of Buyer. From and after the Closing, in the event any Seller or Holdings breaches any of their respective representations, warranties, and covenants contained herein, and provided that Buyer makes a written claim for indemnification pursuant to
Section  12.1 below  within the  applicable  survival  period,  then each of the
Sellers (severally as to the representations, warranties or covenants of any Seller and severally as their interests appear), agrees to indemnify Buyer from and against the entirety of any Adverse Consequences Buyer may suffer through and after the date of the claim for indemnification (including any Adverse Consequences Buyer may suffer after the end of the applicable survival period) resulting from, arising out of, relating to, or caused by such breach; provided, however, that no Seller shall have any obligation from and after the Closing to indemnify Buyer from and against any Adverse Consequences resulting from, arising out of, relating to, or caused by the breach of any representation or warranty of Holdings contained in Article 3 above until Buyer has suffered aggregate losses by reason of all such breaches in excess of a $1,500,000 threshold ("Threshold") (and then only for any excess); provided, further, that Buyer shall be entitled, in each case without regard to the Threshold or the Cap, to recover the full amount of any Damages resulting from, arising out of, relating to, or caused by the breach of any representation or warranty by any Seller (from such breaching Seller) or the breach of the covenant set forth in Section 6.11 hereof); provided, further, that the maximum aggregate liability of the Sellers under this Article 11 shall not exceed $4,000,000 (the "Cap"). For purposes of determining whether a breach has resulted in aggregate losses exceeding the Threshold, the terms "material," and "materially," "material adverse effect" or similar terms, if contained in a representation, warranty or covenant, shall be disregarded.

                  Section 11.3 Indemnification Provisions for Benefit of the Sellers and Holdings. From and after the Closing, in the event Buyer breaches any of its representations, warranties, and covenants contained herein, and any of the Sellers and Holdings makes a written claim for indemnification pursuant to Section 12.1 below within the applicable survival period, then Buyer agrees to indemnify each of the Sellers and Holdings from and against the entirety of any Adverse Consequences the Sellers or Holdings may suffer through and after the date of the claim for indemnification (including any Adverse Consequences the Sellers or Holdings may suffer after the end of the applicable survival period) resulting from, arising out of, relating to, or caused by such breach.

                  Section 11.4 Matters Involving Third Parties. If any third party shall notify any party (the "Indemnified Party") with respect to any matter which may give rise to a claim for indemnification against any other party (the "Indemnifying Party") under this Article 11, then the Indemnified Party shall notify each Indemnifying Party thereof promptly; provided, however, that no delay on the part of the Indemnified Party in notifying any Indemnifying Party shall relieve the Indemnifying Party from any liability or obligation hereunder unless (and then solely to the extent) the Indemnifying Party thereby is damaged. In the event any Indemnifying Party notifies the Indemnified Party within 15 days after the Indemnified Party has given notice of the matter that the Indemnifying Party is assuming the defense thereof (A) the Indemnifying Party will defend the Indemnified Party against the matter with counsel of its choice reasonably satisfactory to the Indemnified Party, (B) the Indemnified Party may retain separate co-counsel at its sole cost and expense (except that the Indemnifying Party will be responsible for the fees and expenses of the separate co-counsel to the extent the Indemnified Party concludes reasonably that the counsel the Indemnifying Party has selected has a conflict of interest), (C) the Indemnified Party will not consent to the entry of any judgment or enter into any settlement with respect to the matter without the written consent of the Indemnifying Party (not to be withheld unreasonably), and
(D) the Indemnifying Party will not consent to the entry of any judgment with respect to the matter, or any settlement which does not include a provision pursuant to which plaintiff or claimant in the matter releases the Indemnified Party from all Liability with respect thereto, without the written consent of the Indemnified Party. In the event no Indemnifying Party notifies the Indemnified Party within 15 days after the Indemnified Party has given notice of the matter that the Indemnifying Party is assuming the defense thereof, however, the Indemnified Party may defend against, or enter into any settlement with respect to, the matter in any manner it reasonably may deem appropriate, all at the risk and expense of the Indemnifying Party.

                  Section 11.5 Determination of Loss. The parties shall make appropriate adjustments for Tax Benefits and insurance proceeds (reasonably certain of receipt and utility in each case) in determining the amount of loss for purposes of this Article 11. For such purposes, "Tax Benefits" means any net reduction in Taxes actually realized by Buyer, Holdings or any Subsidiary, including, without limitation, an Offsetting Tax Benefit. The term "Offsetting Tax Benefit" means the amount of any Tax Benefit actually realized by Buyer, Holdings, its Subsidiaries or any Affiliate thereof in a subsequent taxable period (including, without limitation, a taxable period ending after the Closing
Date) attributable to, realized in connection with or relating to an adjustment with respect to Taxes in a prior taxable period which adjustment is subject to indemnification by the Sellers hereunder.

                  Section 11.6 Exclusive Remedy. From and after the Closing, the indemnification under this Article 11 shall be the sole and exclusive remedy of the parties in respect of this Agreement and the representations, warranties and covenants herein contained, except for actions in equity to enforce this Agreement.

                  Section 11.7 Tax Matters. Without the prior written consent of the Representative, Buyer shall not cause or permit any of Holdings or its Subsidiaries to file any amended Tax Returns. Buyer shall pay any applicable sales, transfer, recording, deed, stamp and other similar Taxes resulting from the consummation of the transactions contemplated by this Agreement.


                                   ARTICLE 12.


                                  MISCELLANEOUS

                  Section 12.1 Notices. Any notice, request, instruction, document or other communication to be given under this Agreement must be in writing and shall be deemed to have been duly given only if delivered personally or sent by registered or certified mail, postage prepaid, at the addresses shown below, or to such other address or person as any party may designate by written notice to the others or sent via facsimile to the facsimile number shown below or to such other facsimile number as any party may designate by written notice of the others.

         To Holdings:                   Desa Holdings Corporation
                                        c/o Desa International, Inc.
                                        2701 Industrial Drive
                                        Bowling Green, Kentucky 42102
                                        Facsimile No.: (502) 781-9807
                                        Attn: Robert H. Elman
         with copies to                 Hicks, Muse, Tate & Furst Incorporated
         the Representative:            200 Crescent  Court, Suite 1600
                                        Dallas, Texas  75201
                                        Facsimile No.: (214) 740-7313
                                        Attn:  Jack D. Furst
                                                 Lawrence D. Stuart, Jr.

         with copies to:                Weil, Gotshal & Manges LLP
                                        100 Crescent Court
                                        Suite 1300
                                        Dallas, Texas  75201
                                        Facsimile No.: (214) 746-7777
                                        Attn: Mary R. Korby, Esq.

         and copies to:                 Thrailkill, Harris & Wood, PLC
                                        Harpeth on the Green III
                                        105 Westpark Drive, Suite 400
                                        Brentwood, Tennessee 37027
                                        Facsimile No.: (615) 376-3016
                                        Attn: Larry T. Thrailkill, Esq.

         To Buyer:                      J.W. Childs Equity Partners, L.P.
                                        c/o J.W. Childs Associates, Inc.
                                        One Federal Street
                                        Boston, Massachusetts 02110
                                            Attn:  Adam L. Suttin

         with copies to:                Sullivan & Worcester LLP
                                        One Post Office Square
                                        Boston, Massachusetts 02109
                                        Facsimile No.: (617) 338-2880
                                        Attn: Christopher Cabot, Esq.


All such notices, requests, instructions, documents and other communications will (i) if delivered personally to the address as provided in this Section 12.1, be deemed given upon delivery, (ii) if delivered by facsimile transmission to the facsimile number as provided in this Section 12.1, be deemed given upon receipt, and (iii) if delivered by mail in the manner described above to the address as provided in this Section 12.1, be deemed given upon receipt (in each case regardless of whether such notice is received by any other person to whom a copy of such communication is to be delivered pursuant to this Section 12.1).

                 Section 12.2  Extensions and Waivers.

                  a. Buyer may, by written instrument, extend the time for the performance of any of the obligations or other acts of Holdings or any of Sellers, and (i) waive any inaccuracies of any of Sellers or Holdings in the representations and warranties contained herein or in any document delivered pursuant to this Agreement, (ii) waive compliance with any of the covenants of Holdings or any of Sellers contained in this Agreement, (iii) waive performance by Holdings or any of Sellers of any of the obligations set out in this Agreement and (iv) waive any term or condition in this Agreement that it is entitled to the benefits thereof.

                  b. The Representative may, by written instrument, extend the time for the performance of any of the obligations or other acts of Buyer, and
(i) waive any inaccuracies of Buyer in the representations and warranties contained herein or in any document delivered pursuant to this Agreement, (ii) waive compliance with any of Buyer's covenants contained in this Agreement,
(iii) waive performance by Buyer of any of the obligations set out in this Agreement and (iv) waive any term or condition in this Agreement that it is entitled to the benefits thereof.

                  Section 12.3 Costs and Expenses. Whether or not the transactions contemplated hereby are consummated, the parties shall each bear their respective costs and expenses in connection with the negotiation and consummation of the transactions contemplated hereby except as otherwise provided in this Agreement.

                  Section 12.4 Agreements of Parties. This Agreement, the Confidentiality Agreement and the documents referred to herein set forth all the covenants, promises, agreements, conditions and understandings among the parties hereto, and there are no other covenants, promises, agreements, conditions or understandings, whether oral or written, among the parties hereto relating to the subject matter hereof.

                  Section 12.5 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York (without giving effect to the conflicts of laws principles thereof).

                  Section 12.6 Further Assurances. Each party hereto agrees to execute any and all documents, and to perform such other acts, to the extent permitted by law, whether before or after Closing, that may be reasonably necessary or expedient to further the purposes of this Agreement or to further assure the benefits intended to be conferred hereby.

                  Section 12.7 Successors and Assigns. All covenants and agreements contained in this Agreement by or on behalf of the parties hereto will bind or inure to the benefit of the respective personal representatives, successors and assigns of such parties.

                  Section 12.8 Counterparts. This Agreement may be executed in one or more counterparts for the convenience of the parties hereto, all of which together shall constitute one and the same instrument.

                  Section 12.9 Headings. The headings used in this Agreement have been inserted for convenience of reference only and do not define or limit the provisions hereof.

                  Section 12.10 Invalid Provisions. If any provision of this Agreement is held to be illegal, invalid or unenforceable under any present or future law, and if the rights or obligations of any party hereto under this Agreement will not be materially and adversely affected thereby, (i) such provision will be fully severable, (ii) this Agreement will be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof, (iii) the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom and (iv) in lieu of such illegal, invalid or unenforceable provision, there will be added automatically as a part of this Agreement a legal, valid and enforceable provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible.

                  Section 12.11 Amendment. This Agreement may be amended, supplemented or modified only by a written instrument duly executed by or on behalf of Buyer, Holdings and the Representative.

                  Section 12.12 Public Announcements. At all times at or before the Closing, none of Sellers, Holdings nor Buyer will issue or make any reports, statements or releases to the public with respect to this Agreement or the transactions contemplated hereby without the consent of the others, which consent shall not be unreasonably withheld. If any of the parties is unable to obtain the approval of its public report, statement or release from the other parties and such report, statement or release is, in the written opinion of legal counsel to such party, required by law in order to discharge such party's disclosure obligations, then such party may make or issue the legally required report, statement or release and promptly furnish the other parties with a copy thereof. Holdings, Sellers and Buyer will also obtain the other parties' prior approval of any press release to be issued immediately following the Closing announcing the consummation of the transactions contemplated by this Agreement.

                  Section 12.13 Signing Stockholders. Buyer, Holdings and Sellers shall permit any holder of Common Stock or Nonvoting Common Stock that is not a party to this Agreement as of the date hereof to become a party to this Agreement by executing a counterpart to this Agreement and delivering the same to Holdings, Buyer and the Representative (on behalf of Sellers) at any time before two business days prior to the Closing Date. Upon the execution and delivery of such a counterpart to this Agreement by such a holder, this Agreement shall automatically be deemed to be amended to add such holder as a Seller, such holder shall be deemed a Seller for all purposes hereunder and the portion of the shares of Common Stock or Nonvoting Common Stock to be sold by such holder to Holdings hereunder shall be deemed to be Shares for all purposes of this Agreement.

                                  EXHIBIT LIST

Exhibit A         Shares and Options

Exhibit B         Preferred Stock Terms

Exhibit C         Financing Commitments

Exhibit D         Customer Calls

Exhibit E         Intellectual Property Liens

Exhibit F         Employment Agreement Modifications

Exhibit G         Stockholders' Agreement

         IN WITNESS WHEREOF the parties hereto have executed this Agreement, in one or more counterparts, each of which shall be deemed one and the same instrument, as of the date first above written.


                        J.W. CHILDS EQUITY PARTNERS, L.P.

                        By: J.W. CHILDS ADVISORS, L.P., its general partner

                            By:  J.W. CHILDS ASSOCIATES, L.P., its general
                                    partner

                                      By: J.W. CHILDS ASSOCIATES, INC., its
                                          general partner


                                           By:
                                                Adam L. Suttin,
                                                Vice President


                         DESA HOLDINGS CORPORATION



                          By:
                          Name:
                          Title:

         IN WITNESS WHEREOF the parties hereto have executed this Agreement, in one or more counterparts, each of which shall be deemed one and the same instrument, as of the date first above written.

                          SELLERS:



                          HICKS, MUSE, TATE & FURST EQUITY FUND II, L.P.

                          By:  HM2/GP PARTNERS, L.P., its general partner

                               By: HICKS, MUSE GP PARTNERS, L.P., its general
                                        partner

                                   By:   HICKS, MUSE FUND II
                                          INCORPORATED, its general partner

                                         By:
                                              Jack D. Furst,
                                              Executive Vice President and
                                              Managing Director


                            MUSE CHILDREN GS TRUST


                            By:
                            Name:
                            Title:



                            William L. Farrell



                            James N. Mills



                            William J. Turner

         IN WITNESS WHEREOF the parties hereto have executed this Agreement, in one or more counterparts, each of which shall be deemed one and the same instrument, as of the date first above written.



                                            John Barrett

         IN WITNESS WHEREOF the parties hereto have executed this Agreement, in one or more counterparts, each of which shall be deemed one and the same instrument, as of the date first above written.



                                            Vincent G. Becker

         IN WITNESS WHEREOF the parties hereto have executed this Agreement, in one or more counterparts, each of which shall be deemed one and the same instrument, as of the date first above written.




                                            Jerred G. Blanchard, Jr.



                                            Roberta S. Billman


                                            CCC/OMNI INVESTMENT PARTNERS, L.P.


                                            By:
                                            Name:
                                                     General Partner


                                            BT INVESTMENT PARTNERS, INC.


                                            By:
                                            Name:
                                            Title:



                                            Lawrence D. Stuart, Jr.

         IN WITNESS WHEREOF the parties hereto have executed this Agreement, in one or more counterparts, each of which shall be deemed one and the same instrument, as of the date first above written.



                                            Robert H. Elman



                                            Richard S. Elman




                                            Mark J. Elman



                                            Wendy J. Elman



                                            Valerie N. Elman

         IN WITNESS WHEREOF the parties hereto have executed this Agreement, in one or more counterparts, each of which shall be deemed one and the same instrument, as of the date first above written.




                                            Terry G. Scariot



                                            John M. Kelly



                                            James M. Phillips



                                            Donald W. Denton



                                            Douglas D. Rohrer



                                            Jerry L. Pfister



                                            Ralph Pratt



                                            Scott M. Nehm



                                            Edward G. Patrick

         IN WITNESS WHEREOF the parties hereto have executed this Agreement, in one or more counterparts, each of which shall be deemed one and the same instrument, as of the date first above written.



                                            William A. Parsons

         IN WITNESS WHEREOF the parties hereto have executed this Agreement, in one or more counterparts, each of which shall be deemed one and the same instrument, as of the date first above written.




                                            Donald R. Miller



                                            Edward H. Miller



                                            Mike Miller



                                            Nancy Reed



                                            Steve L. Miller



                                            Dirk D. Miller Revocable Trust

         IN WITNESS WHEREOF the parties hereto have executed this Agreement, in one or more counterparts, each of which shall be deemed one and the same instrument, as of the date first above written.




                                            Marilyn Parrigin

         IN WITNESS WHEREOF the parties hereto have executed this Agreement, in one or more counterparts, each of which shall be deemed one and the same instrument, as of the date first above written.




                                            Thomas Reynolds



                                            Kaitrin Marie Roberts

         IN WITNESS WHEREOF the parties hereto have executed this Agreement, in one or more counterparts, each of which shall be deemed one and the same instrument, as of the date first above written.




                                            Gary Sanders

         IN WITNESS WHEREOF the parties hereto have executed this Agreement, in one or more counterparts, each of which shall be deemed one and the same instrument, as of the date first above written.



                                            Blaine Chickering

         IN WITNESS WHEREOF the parties hereto have executed this Agreement, in one or more counterparts, each of which shall be deemed one and the same instrument, as of the date first above written.




                                            Scott Slater

         IN WITNESS WHEREOF the parties hereto have executed this Agreement, in one or more counterparts, each of which shall be deemed one and the same instrument, as of the date first above written.



                                            Doug Green

         IN WITNESS WHEREOF the parties hereto have executed this Agreement, in one or more counterparts, each of which shall be deemed one and the same instrument, as of the date first above written.


                                            George Johnson

         IN WITNESS WHEREOF the parties hereto have executed this Agreement, in one or more counterparts, each of which shall be deemed one and the same instrument, as of the date first above written.



                                            Sarah Perry

         IN WITNESS WHEREOF the parties hereto have executed this Agreement, in one or more counterparts, each of which shall be deemed one and the same instrument, as of the date first above written.



                                            Ed Plott

         IN WITNESS WHEREOF the parties hereto have executed this Agreement, in one or more counterparts, each of which shall be deemed one and the same instrument, as of the date first above written.



                                            Doug Smith

         IN WITNESS WHEREOF the parties hereto have executed this Agreement, in one or more counterparts, each of which shall be deemed one and the same instrument, as of the date first above written.



                                            Dan Waters

         IN WITNESS WHEREOF the parties hereto have executed this Agreement, in one or more counterparts, each of which shall be deemed one and the same instrument, as of the date first above written.



                                            Linda Keown



                                            David L. Keown

         IN WITNESS WHEREOF the parties hereto have executed this Agreement, in one or more counterparts, each of which shall be deemed one and the same instrument, as of the date first above written.



                                            Jake Miller

         IN WITNESS WHEREOF the parties hereto have executed this Agreement, in one or more counterparts, each of which shall be deemed one and the same instrument, as of the date first above written.



                                            Myra Weber

         IN WITNESS WHEREOF the parties hereto have executed this Agreement, in one or more counterparts, each of which shall be deemed one and the same instrument, as of the date first above written.



                                            R. Dennis Cornett

         IN WITNESS WHEREOF the parties hereto have executed this Agreement, in one or more counterparts, each of which shall be deemed one and the same instrument, as of the date first above written.



                                            T. K. Davis

         IN WITNESS WHEREOF the parties hereto have executed this Agreement, in one or more counterparts, each of which shall be deemed one and the same instrument, as of the date first above written.



                                            R. Scott Cohen

         IN WITNESS WHEREOF the parties hereto have executed this Agreement, in one or more counterparts, each of which shall be deemed one and the same instrument, as of the date first above written.



                                            Sam Scarbrough

         IN WITNESS WHEREOF the parties hereto have executed this Agreement, in one or more counterparts, each of which shall be deemed one and the same instrument, as of the date first above written.



                                            V. Boyd Jeffries

         IN WITNESS WHEREOF the parties hereto have executed this Agreement, in one or more counterparts, each of which shall be deemed one and the same instrument, as of the date first above written.


                                            Joseph B. Lee

         IN WITNESS WHEREOF the parties hereto have executed this Agreement, in one or more counterparts, each of which shall be deemed one and the same instrument, as of the date first above written.


                                            Rebecca A. McConnell


                                            Daniel S. Dross



                                             Jeffry S. Fronterhouse



                                            JDF FAMILY TRUST


                                            By:
                                                     ____________, Trustee



                                            Dan L. Hockenbrough



                                            Thomas O. Hicks



                                            Alan B. Menkes

         IN WITNESS WHEREOF the parties hereto have executed this Agreement, in one or more counterparts, each of which shall be deemed one and the same instrument, as of the date first above written.



                                            Steve Marcum

         IN WITNESS WHEREOF the parties hereto have executed this Agreement, in one or more counterparts, each of which shall be deemed one and the same instrument, as of the date first above written.



                                            Jeffrey G. Mundy, as Custodian for
                                            Catherine Marie Mundy



                                            Jeffrey G. Mundy, as Custodian for
                                            Elizabeth Ann Mundy

                                            SMITH BARNEY INC., IRA
                                            Custodian f/b/o Jeffrey G. Mundy


                                            By:
                                                  Name:
                                                  Title:



                                            John R. Muse



                                            Kevin P. O'Meara



                                            Andrew S. Rosen

         IN WITNESS WHEREOF the parties hereto have executed this Agreement, in one or more counterparts, each of which shall be deemed one and the same instrument, as of the date first above written.



                                            Jeffrey Polofsky

         IN WITNESS WHEREOF the parties hereto have executed this Agreement, in one or more counterparts, each of which shall be deemed one and the same instrument, as of the date first above written.



                                            Douglas D. Schneider

         IN WITNESS WHEREOF the parties hereto have executed this Agreement, in one or more counterparts, each of which shall be deemed one and the same instrument, as of the date first above written.



                                            Sue Walker

         IN WITNESS WHEREOF the parties hereto have executed this Agreement, in one or more counterparts, each of which shall be deemed one and the same instrument, as of the date first above written.



                                            Paul D. Stone



                                            Charles W. Tate

         IN WITNESS WHEREOF the parties hereto have executed this Agreement, in one or more counterparts, each of which shall be deemed one and the same instrument, as of the date first above written.


                           TRANSFINANCIAL BANK, N.A.,
                           Trustee U/A for Robert V. Vitale

                                      By:
                                      Name:
                                     Title:


                           TRANSFINANCIAL BANK, N.A.,
                           Trustee U/A for Michael S. Vitale


                                      By:
                                      Name:
                                     Title:



                           TRANSFINANCIAL BANK, N.A.,
                           Trustee U/A for Mary E. Vitale


                                      By:
                                      Name:
                                     Title:


                           TRANSFINANCIAL BANK, N.A.,
                           Trustee U/A for Damon S. Vitale


                                      By:
                                      Name:
                                     Title:


                           MANCHESTER CAPITAL, L.L.C.


                                      By:
                                      Name:
                                      Title:

         IN WITNESS WHEREOF the parties hereto have executed this Agreement, in one or more counterparts, each of which shall be deemed one and the same instrument, as of the date first above written.


                                            3MS EQUITY PARTNERS


                                            By:
                                            Name:
                                            Title:

         IN WITNESS WHEREOF the parties hereto have executed this Agreement, in one or more counterparts, each of which shall be deemed one and the same instrument, as of the date first above written.


                                            Robert V. Vitale,
                                            Co-Trustee U/A for Mary E. Vitale


                                            By:
                                            Name:
                                            Title:

                           RECAPITALIZATION AGREEMENT


                                      AMONG


                       J.W. CHILDS EQUITY PARTNERS, L.P.,

                           DESA HOLDINGS CORPORATION,

                AND EACH STOCKHOLDER OF DESA HOLDINGS CORPORATION
                                  NAMED HEREIN


                           Dated as of October 8, 1997

                 As amended and restated as of November 25, 1997

                               TABLE OF CONTENTS

                                                                                                               Page


                                    ARTICLE 1

                                   DEFINITIONS
                                                                                                                  2

                                    ARTICLE 2

           HOLDINGS PURCHASE, SALE OF NEWLY ISSUED SHARES AND CLOSING                                            13

Section 2.1       Holdings Purchase                                                                              13
Section 2.2       Purchase and Sale of Newly Issued Shares                                                       13
Section 2.3       Purchase Price for Shares                                                                      13
Section 2.4       Purchase Price for Newly Issued Shares                                                         13
Section 2.5       Pre-Closing Statement                                                                          14
Section 2.6       Post-Closing Adjustment                                                                        15
Section 2.7       Designation of Representative; Indemnification of Representative                               17
Section 2.8       Closing                                                                                        19

                                    ARTICLE 3

                  REPRESENTATIONS AND WARRANTIES OF HOLDINGS                                                     20

Section 3.1  Organization and Good Standing                                                                      20
Section 3.2  Authorization and Validity                                                                          21
Section 3.3  Capitalization of Holdings                                                                          21
Section 3.4  Subsidiaries and Equity Investments                                                                 21
Section 3.5  Financial Statements                                                                                22
Section 3.6  Absence of Changes                                                                                  22
Section 3.7  Tax Matters                                                                                         25
Section 3.8  Employee Benefits                                                                                   26
Section 3.9  Litigation                                                                                          28
Section 3.10  No Violation                                                                                       29
Section 3.11  Labor Relations                                                                                    29
Section 3.12  No Consents                                                                                        29
Section 3.13  Insurance                                                                                          29
Section 3.14  Title To Properties                                                                                30
Section 3.15  Environmental Matters                                                                              30
Section 3.16  Intellectual Property Rights                                                                       31
Section 3.17  Finder's Fees                                                                                      32




Section 3.18      Tangible Assets                                                                                32
Section 3.19      Product Warranty                                                                               32
Section 3.20      Product Liability                                                                              32
Section 3.21      Material Contracts                                                                             33
Section 3.22      Compliance with Laws                                                                           34
Section 3.23      Disclosure                                                                                     35

                                    ARTICLE 4

                               REPRESENTATIONS AND
                            WARRANTIES OF SELLERS                                                                35

Section 4.1 Ownership of Shares.                                                                                 35
Section 4.2  Authority.                                                                                          35
Section 4.3  No Conflicts.                                                                                       36

                                    ARTICLE 5

                  REPRESENTATIONS AND WARRANTIES OF BUYER                                                        36

Section 5.1  Organization and Good Standing                                                                      36
Section 5.2  Authorization and Validity                                                                          36
Section 5.3  Investment Intent                                                                                   37
Section 5.4  No Violation                                                                                        37
Section 5.5  No Consents                                                                                         37
Section 5.6  Litigation                                                                                          37
Section 5.7  Financing                                                                                           37
Section 5.8  Finder's Fee                                                                                        38
Section 5.9  Solvency                                                                                            38


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                                    ARTICLE 6

                            COVENANTS OF HOLDINGS                                                                39

Section 6.1       Reasonable Efforts                                                                             39
Section 6.2       Hart-Scott-Rodino                                                                              39
Section 6.3       Business Operations                                                                            39
Section 6.4       Competing Proposals                                                                            41
Section 6.5       Access                                                                                         41
Section 6.6       Notice of Developments                                                                         42
Section 6.7       Preservation of Business                                                                       42
Section 6.8       Financial Information                                                                          43
Section 6.9       Resignations of Directors                                                                      43
Section 6.10      Cooperation with Respect to Refinancings                                                       43
Section 6.11      Intellectual Property                                                                          44
Section 6.12      Accrual for Management Bonuses                                                                 44
Section 6.13      Termination of Financial Advisory                                                              44

                                    ARTICLE 7

                                COVENANTS OF BUYER                                                               44

Section 7.1  Reasonable Efforts                                                                                  44
Section 7.2  Hart-Scott-Rodino                                                                                   44
Section 7.3  Refinancing Certain Obligations                                                                     45
Section 7.4  Leverage Ratio                                                                                      45
Section 7.5  Indemnification; Insurance                                                                          46
Section 7.6  Certificate of Incorporation                                                                        47
Section 7.7  Solvency Opinion                                                                                    47
Section 7.8  Payment of Management Bonuses                                                                       47

                                    ARTICLE 8

                            CONDITIONS TO OBLIGATIONS OF SELLERS                                                 47

Section 8.1  Representations and Warranties                                                                      47
Section 8.2  Performance                                                                                         48
Section 8.3  No Legal Bar                                                                                        48
Section 8.4  HSR Act                                                                                             48
Section 8.5  Certificate                                                                                         48
Section 8.6  Stockholders Agreement                                                                              48
Section 8.7  Proceedings; Opinions                                                                               48
Section 8.8  Exercise of Options                                                                                 48


                                      -iii-

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                            ARTICLE 9

                CONDITIONS TO OBLIGATIONS OF BUYER                                                               49

Section 9.1  Representations and Warranties                                                                      49
Section 9.2  Performance                                                                                         49
Section 9.3  No Legal Bar                                                                                        49
Section 9.4  HSR Act                                                                                             50
Section 9.5  Holdings Options                                                                                    50
Section 9.6  Certificate                                                                                         50
Section 9.7  Purchase                                                                                            50
Section 9.8  Financing                                                                                           50
Section 9.9  Employment Agreements                                                                               50
Section 9.10  Proceedings; Opinions                                                                              50
Section 9.11  Stockholders Agreement                                                                             51

                                   ARTICLE 10

                                  TERMINATION                                                                    51

Section 10.1  Termination by Mutual Consent                                                                      51
Section 10.2  Termination by Either Holdings or Buyer                                                            51
Section 10.3  Termination by Holdings                                                                            51
Section 10.4  Termination by Buyer                                                                               52
Section 10.5  Effect of Termination                                                                              53
Section 10.6  Specific Performance                                                                               53

                                   ARTICLE 11

                  REMEDIES FOR BREACHES OF THIS AGREEMENT                                                        53

Section 11.1  Survival of Representations, Warranties and Covenants                                              53
Section 11.2  Indemnification Provisions for Benefit of Buyer                                                    53
Section 11.3  Indemnification Provisions for Benefit of the Sellers and Holdings                                 54
Section 11.4  Matters Involving Third Parties                                                                    54
Section 11.5  Determination of Loss                                                                              55
Section 11.6  Exclusive Remedy                                                                                   55
Section 11.7  Tax Matters                                                                                        55

                                   ARTICLE 12

                                  MISCELLANEOUS                                                                  56

Section 12.1  Notices                                                                                            56
Section 12.2  Extensions and Waivers                                                                             57
Section 12.3  Costs and Expenses                                                                                 58
Section 12.4  Agreements of Parties                                                                              58
Section 12.5  Governing Law                                                                                      58
Section 12.6  Further Assurances                                                                                 58

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Section 12.7  Successors and Assigns                                                                             58
Section 12.8  Counterparts                                                                                       58
Section 12.9  Headings                                                                                           58
Section 12.10  Invalid Provisions                                                                                59
Section 12.11  Amendment                                                                                         59
Section 12.12  Public Announcements                                                                              59
Section 12.13  Signing Stockholders                                                                              59

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